Exhibit 4.3

[Translation of Japanese original text and For Reference purposes only]

Techpoint, Inc.

Listed Foreign Stock Trust Beneficiary Interest

Beneficiary Certificate Issuance Trust Agreement

and Agreement regarding Issuer

31 August, 2017

Issuer:	Techpoint, Inc.
Settlor:	Mizuho Securities Co., Ltd.
Trustee:	Mitsubishi UFJ Trust and Banking Corporation
Trustee:	The Master Trust Bank of Japan, Ltd.

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ARTICLE 90.	(ORIGINAL)	37
ARTICLE 91.	(STANDING PROXY)	37

ARTICLE 1	(PARTICIPATION TO THE AGREEMENT)	42

ARTICLE 2	(MATTERS TO BE DISCUSSED)	42

ARTICLE 3	(GOVERNING LAW/JURISDICTION)	42

ARTICLE 4	(LANGUAGE)	42

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English Translation/For Reference Purpose Only

Techpoint, Inc. Listed Foreign Stock Trust Beneficiary Interest

Beneficiary Certificate Issuance Trust Agreement and Agreement regarding Issuer

This Beneficiary Certificate Issuance Trust Agreement (this Beneficiary Certificate Issuance Trust Agreement and Agreement regarding Issuer are hereinafter collectively referred to as the “Agreement”) is entered into as of 31 August, 2017 by and among Mizuho Securities Co., Ltd. (the “Initial Settlor”), Mitsubishi UFJ Trust and Banking Corporation (“MUTB”) and The Master Trust Bank of Japan, Ltd. (“MTBJ”, and together with MUTB, the “Trustees”) subject to the provisions set forth below, and Techpoint, Inc. (the “Issuer”) hereby consents to the provisions set forth below.

Preface

The Issuer contemplates to make a public offering in Japan of the Beneficiary Interest (the “Offering”), and list the Beneficiary Interest on the Tokyo Stock Exchange (Defined in Article 2). It is contemplated that, pursuant to this Agreement and the subscription agreement (the “Subscription Agreement”) to be entered on or around 19, September, 2017 between the Issuer and the Initial Settlor, the Issuer shall issue shares of common stock of the Issuer to the Initial Settlor and the Initial Settlor shall in turn create a trust issuing certificate of beneficiary interest, in which the Entrusted Assets are comprised of such shares, by entrusting such shares to the Trustees, and make the Offering.

Chapter 1             General Provisions

Article 1.    (Purpose of Trust)

The purpose of the Trust shall be for the Trustees to manage and dispose of the Shares in the Issuer as entrusted assets in order to issue Securities Trust Beneficiary Certificates to be listed and traded on a Financial Instruments Exchange as intended by the Issuer.

Article 2.    (Definitions)

Unless otherwise separately indicated, the following terms shall have the meanings set forth below in this Agreement:

(1)	“Settlor” shall mean Mizuho Securities Co., Ltd. as the Initial Settlor and any entity participated as a settlor in accordance with Article 31, Paragraph 2 this Agreement, individually and collectively.

(2)	“Settlor’s Exchange Fee” shall have the meaning as set forth in Article 63, Paragraph 13 hereof.

(3)	“Business Day” shall mean any day other than holidays of Tokyo Stock Exchange.

(4)	“MTBJ” shall mean the party defined in the opening paragraph of this Agreement.

(5)	“MUTB” shall mean the party defined in the opening paragraph of this Agreement.

(6)	“Yen” or “JPY” shall mean the lawful currency of Japan.

(7)	“Meeting Date, Etc.” shall have the meaning provided in Article 43, Paragraph 1.

(8)	“Custodian” shall mean the company appointed by the Trustee to take custody of Entrusted Shares and Other Securities under the laws of the U.S.

(9)	“Stock Dividend” shall mean, to the extent permitted by the Laws of the U.S., with regard to the Shares in the Issuer, any dividend distributed by delivery of Shares in the Issuer.

(10)	“Bonus Shares” shall mean fully paid shares which are issued by a company to all its existing shareholders by way of capitalization of profits or reserves.

(11)	“Relevant Authorities” shall mean Japanese and foreign administrative authorities which have the authority to supervise this Agreement and the relevant transactions contemplated herein.

(12)	“Instruction Procedures for Exercise of Voting Rights, Etc.” shall have the meaning as set forth in Article 43, Paragraph 1 hereof.

(13)	“Instruction Documents for Exercise of Voting Rights, Etc.” shall have the meaning as set forth in Article 43, Paragraph 3, Item 1 hereof.

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(14)	“Voting Rights, Etc.” shall have the meaning provided in Article 43, Paragraph 3.

(15)	“Bank Business Day” shall mean any day other than the days specified as bank holidays or the days on which banks are authorized to close in Japan pursuant to the Banking Law.

(16)	“Banking Act” shall mean the Banking Act (Act No. 59 of 1981, as amended).

(17)	“Financial Instruments Firm” shall mean the Financial Instruments Firm as defined in Article 2, Paragraph 9 of the Financial Instruments and Exchange Act.

(18)	“Financial Instruments Exchange” shall mean the Financial Instruments Exchange as defined in Article 2, Paragraph 16 of the Financial Instruments and Exchange Act.

(19)	“Financial Instruments and Exchange Act” shall mean the Financial Instruments and Exchange Act (Law No. 25 of 1948, as amended).

(20)	“Calculation Period” shall have the meaning as provided in Article 28, Paragraph 2.

(21)	“Calculation Date” shall have the meaning as set forth in Article 28, Paragraph 1 hereof.

(22)	“Trust Business Provision Law” shall mean the Act on Engagement in Trust Business Activities by Financial Institutions (Law No. 43 of 1943, as amended).

(23)	“Ordinance for Enforcement of Trust Business Provision Law” shall mean the Ordinance for Enforcement of the Act on Engagement in Trust Business Activities by Financial Institutions (Law No. 16 of 1982, as amended).

(24)	“Enforcement Ordinance of Trust Business Provision Law” shall mean the Regulations for Enforcement Ordinance of Act on Engagement in Trust Business Activities by Financial Institutions (Law No. 31 of 1993, as amended).

(25)	“Cash Dividends, Etc.” shall mean dividends paid in cash and other distributions in cash on the Shares in the Issuer.

(26)	“Record Date for Determination of Rights” shall have the meaning as provided in Article 19, Paragraph 1.

(27)	“Application for Exchange” shall have the meaning as set forth in Article 63, Paragraph 1.

(28)	“Trustees’ Own Assets” shall mean any and all assets belonging to the Trustees, which do not constitute the entrusted assets.

(29)	“Court” shall mean Japanese and foreign courts which have jurisdiction over this Agreement and the relevant transactions contemplated herein.

(30)	“Instruction Procedures” shall have the meaning as set forth in Article 44, Paragraph 2 hereof.

(31)	“Residual Assets Delivery Fee” shall have the meaning as set forth in Article 69, Paragraph 3 hereof.

(32)	“Designated Exchange Distributor” shall mean a Financial Instruments Business Operator which has been designated in advance by the Trustees as the person to respond to a Request for Exchange under Article 63, Paragraph 1 hereof.

(33)	“Material Change in Trust” shall have the meaning as set forth in the introductory clause of Article 56, Paragraph 1 hereof.

(34)	“Beneficiary Interest” shall mean a Beneficiary Interest as defined in Article 2, Paragraph 7 of the Trust Act.

(35)	“Beneficiary Interest Registry” shall mean the Beneficiary Interest Registry as defined in Article 186 of the Trust Act.

(36)	“Beneficiary Interest Vesting Rate” shall mean the rate as specified in Exhibit 3.

(37)	“Beneficiary Claim” shall mean the Beneficiary Claim as defined in Article 2, Paragraph 7 of the Trust Act.

(38)	“Beneficiary” shall mean a beneficiary as defined in Article 2, Paragraph 6 of the Trust Act and specified in Article 39 of this Agreement.

(39)	“Resolution Procedures by the Beneficiaries” shall have the meaning as provided in Article 42, Paragraph 1.

(40)	“Resolution Date of Beneficiaries” shall have the meaning as set forth in Article 42, Paragraph 5, Item 1 hereof.

(41)	“Beneficiaries’ Exchange Fee” shall have the meaning as set forth in Article 63, Paragraph 5, Item 1 hereof.

(42)	“Beneficiaries, Etc.” shall mean the Beneficiaries, Etc. as defined in Article 184, Paragraph 1 of the Trust Act.

(43)	“Certificate of Beneficiary Interest” shall mean a Certificate of Beneficiary Interest as defined in Article 185, Paragraph 1 of the Trust Act.

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(44)	“Trust Issuing Certificate of Beneficiary Interest” shall mean the trust issuing certificate of beneficiary interest as stipulated in Article 185, Paragraph 3 of the Trust Act.

(45)	“Entrusted Shares” shall mean the Shares in the Issuer which constitute the Entrusted Assets.

(46)	“Entrusted Shares and Other Securities” shall mean the securities issued by the Issuer (including the Shares in the Issuer) which constitute the Entrusted Assets.

(47)	“Trustees” shall mean the party defined in the opening paragraph of this Agreement.

(48)	“Pricing Date” means the date on which the price and other terms of the Certificate of Beneficiary Interest to be issued are determined.

(49)	“JASDEC” shall mean Japan Securities Depository Center Inc. (or its succeeding corporation) that has earned the designation under Article 3, Paragraph 1 of the Book-Entry Transfer Law and is engaged in the Transfer Services.

(50)	“Listing Regulations, Etc.” means the Business Regulations and Securities Listing Regulations, Enforcement Regulations on Securities Listing Regulations, Guidelines concerning Listing Examinations, and other regulations which are applied at listing of the Beneficiary Interest under this Agreement on the Tokyo Stock Exchange.

(51)	“Consumption Taxes” shall have the meaning as set forth in Article 6, Paragraph 1 hereof.

(52)	“Trust Period” shall mean the trust period as set forth in Article 10, Paragraph 1 hereof.

(53)	“Trust Business Act” shall mean the Trust Business Act (Law No. 154 of 2004, as amended), including where the same Law applies mutatis mutandis to financial institutions that provide trust business pursuant to Article 2, Paragraph 1 of the Trust Business Provision Law.

(54)	“Trust Assets” shall mean the Trust Assets as defined in Article 2, Paragraph 3 of the Trust Act.

(55)	“Entrusted Assets Status Report” shall mean the report on the status of the entrusted assets and relevant matters for each Calculation Period which shall be prepared by the Trustees and sent to the Beneficiaries pursuant to Article 27 of the Trust Business Act and Article 19, Paragraph 1 of the Regulations for Enforcement of the Trust Business Provision Law.

(56)	“Trust Termination Date” shall mean the date on which the Trust is terminated pursuant to Article 66.

(57)	“Trust Creation Date” shall mean the date on which the Shares in the Issuer is entrusted (including the date of any Additional Entrustment as provided in Article 7).

(58)	“Trust Creation Fee” shall have the meaning as set forth in Article 6, Paragraph 1 hereof.

(59)	“Trust Expenses” shall mean any and all expenses that are necessary for the transaction of the trust business, including but not limited to taxes and the expenses required for the delivery of the Entrusted Assets; provided, however, that Trust Expenses shall not include any Litigation Expense.

(60)	“Trust Act” shall mean the Trust Act (Law No. 108 of 2006, as amended).

(61)	“Trust Fee” shall mean the fee receivable by the Trustees as a consideration for the transaction of the trust business as specified in Article 61, Paragraph 1.

(62)	“Exception Days for Requests” shall have the meaning as set forth in Article 57, Paragraph 1 hereof.

(63)	“Governmental Agency” shall mean Japanese and foreign governmental agencies which have jurisdiction over this Agreement and the relevant transactions contemplated herein.

(64)	“Litigation Expense” shall mean any expenses required for legal procedures, etc. and include attorneys’ fees.

(65)	“Damages” shall mean damages, loss, expenses, liabilities and others (including, but not limited to those incurred by demands or claims of third parties or any other results).

(66)	“Type I Financial Instruments Business” shall mean the Type I Financial Instruments Business as defined in Article 28, Paragraph 1 of the Financial Instruments and Exchange Act.

(67)	“Immediate Upper-Level Institution” shall mean the Immediate Upper-Level Institution as defined in Article 2, Paragraph 6 of the Book-Entry Transfer Law.

(68)	“Additional Trust Creation Fee” shall have the meaning as set forth in Article 7, Paragraph 3 hereof.

(69)	“Additional Trust Creation Procedures” shall have the meaning as set forth in the main paragraph of Article 7, Paragraph 5 hereof.

(70)	“Delivery Deadline” shall have the meaning provided in Article 43, Paragraph 3, Item 3 .

(71)	“Exchange” shall mean the termination of all or a part of the Trust by a Beneficiary with respect to the Beneficial Interests of such Beneficiary and the receipt of delivery of the Entrusted Shares from the Trustees.

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(72)	“Request for Exchange” shall have the meaning as set forth in Article 63, Paragraph 1 hereof.

(73)	“Exchange Procedure” shall have the meaning as set forth in the introductory clause of Article 63, Paragraph 5 hereof.

(74)	“Tokyo Stock Exchange” shall mean Tokyo Stock Exchange Group, Inc., Tokyo Stock Exchange Regulation and their successor corporations.

(75)	“Bankruptcy Proceedings” shall mean bankruptcy proceedings and civil rehabilitation proceedings and similar proceedings (including those to be established in the future and irrespective of whether applicable in Japan or any foreign country).

(76)	“Initial Settlor” shall mean the party defined in the opening paragraph of this Agreement.

(77)	“Initial Beneficiary” shall mean the Initial Beneficiary as set forth in Article 31, Paragraph 1 hereof.

(78)	“The Initial Trust Creation Date” shall mean 27 September, 2017.

(79)	“Blank Vote” shall mean a vote for the sole purpose of constituting a quorum, and if it is prohibited to cast a Blank Vote under the relevant system, half of the relevant voting rights shall be cast in favor and the other half against. In such a case, if any residual voting right emerges due to the number of voting rights being odd, such residual voting right shall not be exercised even for the purpose of constituting a quorum.

(80)	“Voting Right Exercise Deadline” shall have the meaning as set forth in Article 42, Paragraph 5, Item 3 hereof.

(81)	“Voting Right Exercise Document” shall have the meaning as set forth in Article 42, Paragraph 5, Item 3 hereof.

(82)	“Issuer” shall mean the party defined in the opening paragraph of this Agreement.

(83)	“Shares in the Issuer” shall mean the shares in the Issuer as specified in Exhibit 1.

(84)	“Certificate of Payment” shall mean the certificate of payment and the receipt of dividends as prescribed by Japan Post Bank Company, Limited as well as other certificates or instruments by which the amount stated thereon can be settled at a clearinghouse, or by which the holder thereof can receive the payment of the amount stated thereon at the main office or any branch of Japan Post Bank Company, Limited.

(85)	“Act on Prevention of Transfer of Criminal Proceeds” means the Act on Prevention of Transfer of Criminal Proceeds (Law No. 22 of 2007, as amended.)

(86)	“Antisocial Force” shall mean a person who belongs to an organized crime group, a company related to an organized crime group or other group of persons which may promote collective or habitual violate or illegal acts or a person who has transactions with such persons, a person who belongs to a group which was subject to the Act on the Control of Organizations Which Have Committed Acts of Indiscriminate Mass Murder (Law No. 147 of 1999, as amended) or a person who has transactions with such group, or a person who belongs to any similar groups.

(87)	“Book-entry Transfer Institutions” shall mean the Book-entry Transfer Institutions as defined in Article 2, Paragraph 2 of the Book-entry Transfer Act.

(88)	“Book-entry Transfer Institutions, etc.” shall mean the Book-entry Transfer Institutions, etc. as defined in Article 2, Paragraph 5 of the Book-entry Transfer Act.

(89)	“Book-entry Transfer Account Register” shall mean the Book-entry Transfer Account as defined in Chapter 6-2, Section 2 of the Book-entry Transfer Act.

(90)	“Transferred Beneficiary Interest” shall mean the Transferred Beneficiary Interest as defined in Article 127-2, Paragraph 1 of the Book-Entry Transfer Law.

(91)	“Dividend Transfer Date” shall have the meaning as set forth in Article 21, Paragraph 5.

(92)	“Book-Entry Transfer Law” shall mean the Act on Book-Entry Transfer of Corporate Bonds and Shares (Law No. 75 of 2001, as amended).

(93)	“Right to Claim Payment of the Amount Equivalent to Dividend” shall have the meaning as set forth in Article 21, Paragraph 5.

(94)	“Dividend Exchange Expiry Date” shall have the meaning as set forth in Article 21, Paragraph 4.

(95)	“Corporation Tax Act” shall mean the Corporation Tax Act (Law No.34 of 1965, as amended).

(96)	“Order for Enforcement of the Corporation Tax Act” shall mean the Order for Enforcement of the Corporation Tax Act (Cabinet Order No.97 of 1965, as amended).

(97)	“Legal Procedures” shall mean litigations and other court procedures, arbitration procedures, reconciliation procedures, administrative procedures or alternative dispute resolution procedures with respect to the Entrusted Assets or the Beneficiary Interest.

English Translation/For Reference Purpose Only

(98)	“This Agreement” shall have the meaning as set forth in the opening paragraph of this Agreement.

(99)	“Laws” shall mean, except as otherwise specified in this Agreement, laws, orders, cabinet orders, ministerial orders, regulations or circulars, administrative or supervisory guidelines, administrative guidance, other guidelines, or judgments, decisions, orders or awards of arbitration of any Court, and any regulations, decisions, instructions, etc. of any other public bodies ,of any Financial Instruments Exchange or of any transfer agencies in Japan (including rules and regulations of self-regulatory bodies) which apply to this Agreement or transactions under this Agreement or to the Settlors, the Trustees, the Beneficiaries, the Issuer or any other parties.

(100)	“Date of this Agreement” shall mean 31 August, 2017.

(101)	“Beneficial Interest” shall mean the beneficial interest of the Trust.

(102)	“Trust” shall mean the trust created under this Agreement.

(103)	“Entrusted Assets” shall mean the entrusted assets held under the Trust.

(104)	“Subscription Agreement” shall mean the subscription agreement defined in the Preface of this Agreement.

(105)	“Offering” has the meaning defined in the Preface.

(106)	“Securities Trust Beneficiary Certificate” shall mean the Securities Trust Beneficiary Certificate as defined in Article 2-3, Item 3 of the Order for Enforcement of the Financial Instruments and Exchange Act (Law No. 321 of 1965, as amended).

(107)	“Interested Parties” shall mean persons or entities that have close shareholding or personal relationships with a financial institution that conducts Trust Business as specified in Article 29, Paragraph 2, Item 1 of the Trust Business Act (including where the term “trust company” is deemed to be replaced pursuant to Article 22, Paragraph 2 of the same Law), and Article 10 of the order for Enforcement of the Act on Engagement in Trust Business by a Financial Institution.

(108)	“Interested Parties, Etc.” shall have the meaning as defined in Article 14, Paragraph 2.

Article 3.    (Representation and Warranty of Settlors)

1.	Each Settlor severally represents and warrants to the Trustees and the Issuer that the following are true and accurate as of the Date of this Agreement and each Trust Creation Date on which a trust is created hereunder by such Settlor (hereinafter the same shall apply from this Article to Article 6).

(1)	Such Settlor is duly incorporated and an existing joint-stock company (kabushiki kaisha) under the laws of Japan and has the full power and right required in order to enter into this Agreement and perform its obligations under this Agreement.

(2)	Execution of this Agreement and performance of its obligations under this Agreement are within the scope of the corporate purpose of such Settlor, and such Settlor has implemented any and all procedures required by the Laws and such Settlor’s internal rules in connection with such execution and performance.

(3)	Such Settlor is permitted to conduct Type I Financial Instruments Business.

(4)	Upon execution by all parties hereto, this Agreement constitutes a legitimate, effective and legally binding obligation of such Settlor, enforceable in accordance with the provisions hereof under the laws of Japan.

(5)	Execution of this Agreement and performance of its obligations under this Agreement do not infringe or violate the Laws, Articles of Incorporation, business manual or any other internal rules of such Settlor.

(6)	Such Settlor is a qualified institutional investor (as prescribed in Article 2, Paragraph 3, Item 1 of the Financial Instruments and Exchange Act) and before conclusion of this Agreement, has represented to the Trustees that the explanation pursuant to Article 25 of the Trust Business Act is not required.

(7)	There is no fact that such Settlor is the Antisocial Force.

(8)	There are no pending Legal Procedures, nor any threat thereof to the knowledge of the Settlor, which may materially affect the financial or managerial status or economic condition of the Settlor, the Settlor’s execution of this Agreement, the performance by the Settlor of its obligations under this Agreement and the implementation of the transactions contemplated under this Agreement.

(9)	The Settlor is not subject to excessive liabilities, suspension of payment or insolvency, nor is lacking any funds. There is no fact that any Bankruptcy Procedures were filed against the

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Settlor and there is no cause of such filing. The Settlor has not passed a resolution to dissolve nor has received any dissolution order, and there is no threat thereof to the knowledge of the Settlor. In addition, the Settlor shall not be threatened to become subject to suspension of payment or lack of funds or insolvency by the execution of this Agreement or the performance of its obligations under this Agreement, and no fact shall arise that may cause the filing of the Bankruptcy Procedures regarding the Settlor.

(10)	The creation of the Trust, the entrustment of the Shares in the Issuer and other transactions contemplated hereunder and under this Agreement are conducted under legitimate purpose, and shall not cause harm against the creditors of the Settlor, and the Settlor does not acknowledge or intend to harm such creditors or have any other illegal intentions.

(11)	The Settlor intends to assign to the Trustees the ownership (including any and all authorities of disposal) concerning the Shares in the Issuer and truly entrust and transfer the same in accordance with Article 6 or 7 hereof.

2.	Each of the Settlors represents and warrants to the Trustees and the Issuer that as of the Date of this Agreement and each Trust Creation Date, the following matters are true and accurate concerning the Shares in the Issuer entrusted to the Trust by such Settlor.

(1)	To such Settlor’s knowledge, such Shares in the Issuer belong to such Settlor only and only such Settlor has ownership of such Shares in the Issuer (if such Shares in the Issuer is jointly underwritten with firm commitment by the syndicate for underwriting including the Settlor and the Settlor entrusts such Shares in the Issuer in accordance with this Agreement, this Paragraph shall be applied as if only the Settlor underwrites such Shares in the Issuer). In addition, to such Settlor’s knowledge, there is no condition that suggests that such Shares in the Issuer belong to a person other than such Settlor or a person other than such Settlor has ownership of such Shares in the Issuer; provided, however, the parties involved in this Agreement recognize that the Settlor is not registered as its shareholder in the list of the shareholders of the Issuer, and representations and warranties set force in this Agreement excludes the limitation as to proprietary right related to the Shares in the Issuer based on such fact.

(2)	To such Settlor’s knowledge, such Shares in the Issuer are not subject to prior lien, security interest or any other encumbrances or limitations including anything similar thereto under the U.S. laws. In addition, to such Settlor’s knowledge, there is no condition that suggests that such Shares in the Issuer are subject to prior lien, security interest or any other encumbrances or limitations including anything similar thereto under the U.S. laws.

(3)	There exist no agreements to which such Settlor is a party which limit transfer or other disposal of such Shares in the Issuer by such Settlor.

3.	If it is found that the representations and warranties made by a Settlor under the preceding two (2) Paragraphs are false or inaccurate as of the Date of this Agreement or each Trust Creation Date on which a trust is created hereunder by such Settlor and the Trustees (including for the accounts of Trustees’ Own Assets and the Entrusted Assets) incur Damages on or after the Date of this Agreement or the Trust Creation Date for this reason, such Settlor shall immediately compensate for such Damages. If the representations and warranties made by a Settlor under this Article are found to be incorrect or inaccurate, such Settlor shall promptly notify the Trustees in writing thereof; provided, however, that the liability of such Settlor for violation of the representations and warranties will not be waived or reduced by such notice.

Article 4.    (Representation and Warranty of Trustees)

1.	Each Trustee severally represents and warrants to the Issuer and the Settlors that the following are true and accurate as of the Date of this Agreement and each Trust Creation Date.

(1)	Such Trustee is duly incorporated and existing as a joint-stock company (kabushiki kaisha) under the laws of Japan, it has the full power and right to possess its own property, and it has the full power and right required in order to conduct the business currently engaged in by it and to enter into this Agreement and perform its obligations under this Agreement.

(2)	Execution of this Agreement and performance of its obligations under this Agreement as well as implementation of the transactions contemplated in this Agreement are within the scope of the corporate purpose of such Trustee, and such Trustee has implemented any and all procedures required by the Laws and such Trustee’s internal rules in connection with such execution and implementation of this Agreement.

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(3)	Such Trustee is a bank as provided in Article 2, Paragraph 1 of the Banking Law, and is licensed under Article 1, Paragraph 1 of the Trust Business Provision Law, and is licensed to lawfully conduct the Trust Businesses conducted by trust companies under the Trust Business Provision Law.

(4)	Upon execution by all parties hereto, this Agreement constitutes legitimate, effective and legally binding obligations of such Trustee, enforceable in accordance with the provisions hereof under the laws of Japan.

(5)	Execution of this Agreement and performance of its obligations under this Agreement as well as implementation of the transactions contemplated in this Agreement do not infringe or violate applicable Laws, Articles of Incorporation of such Trustee, or any other internal rules of such Trustee.

(6)	There is no fact that such Trustee is an Antisocial Force.

(7)	Upon entrustment of the Shares in the Issuer, to the extent that the matters set out in each item of Article 3, the matters set forth in each item of Article 3 and the matters set forth in each item of Article 5, respectively, are true and correct, if the Shares in the Issuer is entrusted by the Settlor pursuant to Article 6, Paragraph 1 and the Trustees confirm the completion of the procedures for the transfer of the Shares in the Issuer, the Beneficiary Interest will be duly and validly issued. In addition, the Trustees haven’t set prior liens, security interest, or any other encumbrances or limitations on the Beneficial Interest.

(8)	There are no pending Legal Procedures, nor any threat thereof to the knowledge of the relevant Trustee, which may materially affect the financial or managerial status or economic condition of the relevant Trustee, the execution of this Agreement, the performance by the relevant Trustee of its obligations under this Agreement.

(9)	The relevant Trustee is not subject to excessive liabilities, suspension of payment or insolvency, nor is lacking any funds. There is no fact that any Bankruptcy Procedures were filed against the relevant Trustee and there is no cause of such filing. The relevant Trustee has not passed a resolution to dissolve nor has received any dissolution order, and there is no threat thereof to the knowledge of the relevant Trustee. In addition, the relevant Trustee shall not be threatened to become subject to suspension of payment or lack of funds or insolvency by the execution of this Agreement or the performance of its obligations under this Agreement, and no fact shall arise that may cause the filing of the Bankruptcy Procedures regarding the relevant Trustee.

2.	If it is found that the representations and warranties made by a Trustee under the preceding Paragraph are false or inaccurate as of the Date of this Agreement or each Trust Creation Date, and the Settlors, the Beneficiary or the Issuer incurs Damages on or after the Date of this Agreement or such Trust Creation Date for this reason, such Trustee shall immediately compensate such Damages. If the representations and warranties made by a Trustee under this Article are found to be incorrect or inaccurate, such Trustee shall promptly notify the Settlors, the Beneficiary and the Issuer in writing thereof; provided, however, that the liability of such Trustee for violation of the representations and warranties will not be waived or reduced by such notice.

3.	In accordance with the main objective of the trust, each Trustee shall conduct duties and other actions concerning the Trust with sincerity for the Beneficiary with the care of a good manager.

Article 5.    (Representation and Warranty of Issuer)

1.	The Issuer represents and warrants to the Trustees and the Settlors that the following are true and accurate as of the Date of this Agreement and each Trust Creation Date (provided, however, in connection with Item (5), each Trust Creation Date); provided, however, it is premise that the Settlor doesn’t perform transfer or other disposition of the Shares in the Issuer except the transfer of the Shares in the Issuer to the Trustees to create Beneficiary Certificate Issuance Trust set force in this Agreement as to the following items from (7)-(9).

(1)	The Issuer is a duly incorporated and existing company under the laws of the State of Delaware in the U.S., it has the full power and right to possess its own property, and it has the full power and right required in order to conduct the business currently engaged in and to enter into this Agreement and perform its obligations under this Agreement.

(2)	Execution of this Agreement and performance of its obligations under this Agreement as well as implementation of the transactions contemplated in this Agreement are within the scope of the

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corporate purpose of the Issuer, and the Issuer has implemented any and all procedures required by the Laws (including the Laws of the U.S.) and its internal rules in connection with such execution and implementation of this Agreement and the transactions contemplated herein.

(3)	Upon execution by all parties hereto, this Agreement constitutes legitimate, effective and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with the provisions hereof.

(4)	There is no fact that the Issuer is an Antisocial Force.

(5)	The Shares in the Issuer entrusted to the Trust are fully paid up and were duly authorized and lawfully and validly issued and validly existing under the laws of the U.S.

(6)	The transfer of the Shares by the Settlors to the Trustees does not contravene the applicable the U.S. law and the Issuer’s constitutive documents (such as Articles of Incorporation).

(7)	Such Shares in the Issuer belong to such Settlor only and only such Settlor has ownership of such Shares in the Issuer

(8)	If the Settlor acquires Shares in the Issuer which are entrusted to the Trust from a third party other than the Issuer, to Issuer’s knowledge (without having conducted any review or investigation), such Shares in the Issuer are not subject to prior lien, security interest or any other encumbrances or limitations. If the Settlor acquires Shares in the Issuer which are entrusted to the Trust from the Issuer, such Shares in the Issuer are not subject to prior lien, security interest or any other encumbrances or limitations.

(9)	There exist no agreements to which such Settlor is a party which limit transfer or other disposal of such Shares in the Issuer by such Settlor.

2.	If it is found that the representations and warranties made by the Issuer under the preceding Paragraph is false or inaccurate as of the Date of this Agreement or each Trust Creation Date, and the Trustees, the Settlors or the Beneficiary incurs Damages on or after the Date of this Agreement or such Trust Creation Date for this reason, the Issuer shall immediately compensate for such Damages. If the representations and warranties made by the Issuer under this Article are found to be incorrect or inaccurate, the Issuer shall promptly notify the Trustees in writing thereof; provided, however, that the liability of the Issuer for violation of the representations and warranties will not be waived or reduced by such notice.

Chapter 2             Creation of Trust, Entrusted Assets

Article 6.    (Creation of Trust)

1.	The Initial Settlor shall entrust the Trustees with the Shares in the Issuer, the number of which will be determined on the Pricing Date, on the Initial Trust Creation Date and the Trustees shall accept such entrustment of shares. The Initial Settlor shall transfer the Shares in the Issuer from the Initial Settlor’s account to the account to be separately notified by the Trustees to the Initial Settlor. The Trustees shall, after confirming the completion of the procedures for the transfer of the Shares in the Issuer pursuant to this Paragraph, issue to the Initial Beneficiary the Beneficiary Interest, the unit number of which shall be calculated by multiplying the number of Shares in the Issuer and Beneficial Interest Vesting Rate, , and the Initial Beneficiary shall acquire the same. Upon doing so, the Trustees shall charge the Initial Settlor the commission charges up to the amount equivalent to the fee to be separately determined between the Settler and the Trustees (the “Trust Creation Fee”) and any consumption tax and local consumption tax (hereinafter “Consumption Taxes”) accrued thereon. The Trustees notify the Issuer of the acceptance of such entrustment. The Initial Settlor shall notify the Trustees of the above number of the Shares in the Issuer determined on the Pricing Date immediately after it is determined (within the Pricing Date, at the latest).

2.	The Trustees shall not accept such entrustment of the Shares in the Issuer if the trust as of each Trust Creation Date is in breach of the Laws (including the Laws of the U.S.), if the Trustees receive a notice from the Issuer, government agency or any other agencies that the trust is not permitted under the Laws of the U.S. or any other regulations, or if the Trustees reasonably determine that any of the representations and warranties under Article 3 and Article 5 by the Settlors or the Issuer are untrue or inaccurate.

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Article 7.    (Additional Entrustment)

1.	The Settlors may additionally entrust Shares in the Issuer pursuant to the following Paragraphs, and, subject to the following Paragraphs below, the Trustees shall accept such additional entrustment. For the procedure of the additional entrustment set in this Paragraph, Article 6, Paragraph 1 shall be applied mutatis mutandis.

2.	The Settlors may not entrust any assets other than Shares in the Issuer.

3.	Upon the additional entrustment under the preceding Paragraph 1, the Trustees shall charge each Settlor the amount equivalent to the fee to be separately determined between the Settlor and the Trustees (hereinafter “Additional Trust Creation Fee”) and any Consumption Taxes accrued thereon.

4.	The Trustees shall not accept the additional entrustment in Paragraph 1 if the additional entrustment infringes any Laws, if the Trustees receive a notice from the Issuer, any government agency or any other agencies that the additional entrustment is not permitted under any Laws (including the Laws of the U.S.), or if the Trustees reasonably determine that any of the representations and warranties under Article 3 and Article 5 by the Settlors or the Issuer are untrue or inaccurate.

5.	Notwithstanding Paragraph 1, if any of the events listed in the following Items occurs or where the Trustees deem it necessary or helpful, the Trustees may cease the acceptance of additional entrustment as set forth in Paragraph 1 or suspend or cancel necessary procedures to be taken by the Trustees (hereinafter “Additional Trust Creation Procedures”) after the acceptance of the application for the additional entrustment:

(1)	If the Trustees reasonably determine that it is certain that the Settlor will not pay an amount equivalent to the Additional Trust Creation Fee and an amount equivalent to the Consumption Taxes pertaining to it pursuant to Paragraph 3;

(2)	If the Additional Trust Creation Procedures cannot be conducted due to cessation of transactions of the Beneficial Interests on the Tokyo Stock Exchange, liquidation or stop of the settlement functions or in any other unavoidable circumstances;

(3)	When the Trustees determine that there would be difficulties in conducting the Additional Trust Creation Procedures due to circumstances where the Custodian has difficulties in taking custody of the Entrusted Shares or any other unavoidable reasons;

(4)	When the record date which the Issuer set in the U.S. for the rights concerning the Shares in the Issuer set in Article 19, Paragraph 1, Item1 and the Record Date for Determination of Rights for the Beneficial Interest set forth in Article 19, Paragraph 1 with regard to such record date are not identical; or

(5)	Other than the above, when the Trustees decide that the acceptance of the application for additional entrustment or implementation of the Additional Trust Creation Procedures would cause difficulties in the management of the Trust.

6.	When the Trustees are required to conduct customer identification checks under the Law for Prevention of Transfer of Criminal Proceeds in relation to the persons who will newly become the Beneficiaries due to additional entrustment or otherwise, the Settlors shall carry out such customer identification checks on behalf of the Trustees.

Article 8.    (Trust Assets)

Entrusted Assets shall be comprised of the assets entrusted pursuant to Article 6 and Article 7, and assets arising from such assets. Entrusted Assets shall only include the Entrusted Shares and dividends, interest and other benefits received in relation to the Entrusted Shares (such benefits shall include sales proceeds of the Shares in the Issuer (including any fractions less than one share) arising from share split, Stock Dividend or Bonus Shares of the Entrusted Shares and sales proceeds of securities or other assets which were distributed to the Entrusted Shares) and the moneys temporarily held as part of the Trust Asset for the delivery of moneys during the Trust Period under Article 20, the delivery of the residual assets under Article 69, the payment of the Trust Fee, charges or the Trust Expenses or the Consumption Taxes thereon. The Entrusted Shares which constitutes the Entrusted Assets shall be the same type of securities (as defined in Article 1-2, Item 2 of the Cabinet Office Ordinance on Disclosure of Corporate Affairs (Ordinance of the Ministry of Finance No. 5, 1973 including any amendments thereafter (Law No. 5 of 1973, as amended)).

Article 9.    (Segregated Management of Trust Assets)

1.	The Trustees shall manage the Entrusted Assets separately from the Trustee’s Own Assets and other entrusted assets in accordance with the Trust Act and Trust Business Act. For the Entrusted Shares

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and Other Securities, the Trustees shall have the Custodian appointed pursuant to Article 12 and Article 13 to manage the Entrusted Shares and Other Securities separately from the securities belonging to the Trustees’ Own Assets which are separately managed by the Custodian for the Trustees (if any).

2.	Notwithstanding the preceding Paragraph, the Trustees may, at their discretion and within a scope which does not interfere with achievement of the purpose of the Trust, invest the moneys belonging to the Entrusted Assets in savings account and others with other entrusted assets which have the same type of investment policy. Profit or loss arising from the entrusted assets invested together with other assets shall belong to the entrusted assets of each trust according to the amount of investment and the number of days of investment. Such investment shall be limited to cases where the Trustees reasonably deem that investment by means of having it belonged to the Trustees’ bank account pursuant to Article 14, Paragraph 1 would be difficult.

Chapter 3             Trust Administration

Article 10.    (Trust Period)

1.	The Trust Period of the Trust shall commence on the Initial Trust Creation Date and terminate on Trust Termination Date

2.	Notwithstanding the preceding Paragraph, the Trust shall continue to exist until the completion of the liquidation of the Trust.

Article 11.    (Management of Trust Assets)

1.	The Trustees shall not make investments of the Entrusted Assets.

2.	The Trustees shall manage the moneys held as the Entrusted Assets in accordance with Article 9, and Article 14, Paragraph 1 hereof.

Article 12.    (Consignment of Trust Administration)

1.	The Trustees may consign the operations listed in Article 22, Paragraph 3 of the Trust Business Act to a third party (including interested parties, and hereinafter the same shall apply in this Article) when it deems it appropriate to do so.

2.	Other than the foregoing Paragraph, the Trustees may consign part of its trust administration duties to third parties which satisfy the standards as set out in the following items.

(1)	In consideration of the credit capability of such third party, there are no doubts concerning continuous execution of the consigned operations

(2)	In consideration of the performance of such consigned operations by the third party, the third party has the ability to handle the consigned operations unfailingly.

(3)	The third party has a system to separately manage the assets belonging to the entrusted assets and its own assets and other assets.

(4)	The third party has a system to appropriately execute the operations concerning internal control.

3.	When the Trustees are to make the consignment in the foregoing two (2) Paragraphs to an interested party, such consignment shall be made under conditions which the Trustees deems reasonably appropriate, to the extent it does not violate the Trust Act, the Trust Business Actor any other applicable laws or regulations.

Article 13.    (Custodian)

1.	For custody operations of the Entrusted Shares and Other, the Trustees shall after consultation with the Issuer appoint a Custodian in the U.S. in accordance with the Laws (including the Laws of the U.S.) and Article 12 and consign such operations to such Custodian.

2.	The Trustees shall after consultation with the Issuer promptly appoint a new Custodian if the current Custodian post becomes vacant due to resignation or other reasons.

3.	The Trustees shall after consultation with the Issuer promptly appoint a new Custodian if they determine that the current Custodian is inappropriate to consign the custody operations of the shares.

4.	Notwithstanding Paragraph 1 above, if there are securities constituting a part of the Entrusted

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Shares or Other Securities which cannot be kept by the Custodian, in accordance with the Laws (including the Laws of the U.S.) and Paragraph 1, the Trustees may after consultation with the Issuer consign the custody operations of such securities to a person other than the Custodian appointed in accordance with Paragraph 1.

Article 14.    (Self Dealing and Others)

1.	When it falls under the case where it will not cause any inconveniences in terms of protection of the Beneficiary which is set forth in Article 23, Paragraph 3 of the Ordinance for Enforcement of Trust Business Provision Law, unless there are special circumstances, the Trustees shall have the moneys of the Entrusted Assets in the Trustees’ bank account. In such a case, the interest accrued from the Entrusted Assets by using the ordinary deposit rate of the Trustees shall be included in the property of the Entrusted Assets by the Trustees.

2.	When it falls under the case where it will not cause any inconveniences in terms of protection of the Beneficiary, which is set forth in Article 23, Paragraph 3 of the Ordinance for Enforcement of Trust Business Provision Law applies, the Trustees, with the Trustees (including the other entrusted assets entrusted by the Trustee) or Interested Parties of the Trustees or the persons whom the Trustees consigns the Trust Administration with as pursuant to Article 12 and Article 13 (hereinafter collectively “Interested Parties, Etc.”), may conduct, for the benefit of the Entrusted Assets, the transactions pertaining to the conversion into yen currency set forth in Article 18, Paragraph 1, sale of Shares in the Issuer set forth in Article 22, Paragraph 2 and 5 and Article 24, Paragraph 1, and sale of assets set forth in Article 23, Paragraph 4. Such transactions shall be conducted in accordance with appropriate prices such as prices on the exchanges (including indicative prices and others), interest on ordinary deposits and other fair conditions.

3.	In the case of the preceding two (2) Paragraphs, the report by the Trustees set forth in the Article 29 hereof shall substitute the notice in Article 31, Paragraph 3 of the Trust Act as long as it satisfies the requests stipulated in the Article 29, Paragraph 3 of the Trust Business Act (including the case in provided in the proviso of such Paragraph).

4.	In principle, the conversion of foreign currency received from the Trust to yen currency shall be conducted by the Trustees in accordance with Article 18.

5.	The Trustees may act as the Custodian stipulated in the Article 13..

Article 15.    (Competitive Transaction)

1.	In calculation of the Trustees (including the other entrusted assets entrusted to the Trustees) or Interested Parties of the Trustees, the Trustees may conduct the transactions similar to the transactions provided in Articles 18, 22, 23 and 24, to the extent that they are not intended to harm the interest of the Beneficiaries.

2.	In the case of the preceding Paragraph, the Trustees shall not provide the notice set forth in Article 32, Paragraph 3 of the Trust Act.

Article 16.    (Handling of Litigations and Others)

1.	If the Trustees intend to initiate the Legal Procedures against a person or persons other than the Issuer, the Trustees shall provide prior notice to the Issuer.

2.	The Trustees, when they initiate the Legal Procedures regarding the Entrusted Assets pursuant to the request from the Beneficiary, may request such Beneficiary (limited to Beneficiaries who individually agreed with the Trustees) to pay the Litigation Expense, etc.

Article 17.    (Compensation of Losses)

1.	In this Trust, the Beneficiaries or the Entrusted Assets may incur losses in value due to reasons such as credit standing of the Issuer.

2.	The Trustees shall not compensate for any losses or the principal nor supplement any interest with respect to the Trust which violates Article 24, Paragraph 1, Item 4 of the Trust Business Act.

Article 18.    (Conversion and Distribution of Foreign Currency)

1.

If the Trustees receive any dividends or other distributions relating to the Entrusted Shares and Other Securities in any foreign currency or any proceeds from the sales of securities or other assets relating to the Entrusted Shares and Other Securities in any foreign currency, the Trustees

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shall convert them into yen in any manner they may deem appropriate (including by way of converting the foreign currency received by the Trustees into a different foreign currency by themselves or via a third party firstly and then converting it into yen) and distribute them among the Beneficiaries in accordance with Article 21.

2.	The conversion rate for any conversion to yen mentioned in the previous Paragraph shall be telegraphic transfer buying rate (TTB rate) defined by the Trustees as of the next Bank Business Day after the day on which the Trustees confirm the receipt of the Cash Dividends, Etc, provided, however, that a different conversion rate which the Trustees reasonably determine to be appropriate may be used in the event of extreme exchange fluctuation or confusion, or if the Trustees conduct the conversion more than once as provided in the parentheses of the preceding Paragraph or other similar circumstances.

3.	The Trustees shall make the conversion into yen and the distribution described in Paragraph 1 immediately after acknowledging the receipt of the foreign currency in accordance with the terms and conditions of this Agreement, provided, however, that if it takes time to complete the acknowledgement of the receipt of the foreign currency, if it is difficult to convert the foreign currency into yen due to cessation or confusion, etc. of relevant foreign exchange markets or if it is necessary to withhold tax or other expenses payable to a governmental authority, the conversion into yen and the distribution may be delayed. The Trustees are not obliged to pay any interest with respect to the currency for such a period.

4.	If such conversion to yen and distribution to all or certain Beneficiaries described in Paragraph 1 can be effected only with the approval, license of or any other procedures such as filing to any governmental authority or other agency, the Trustees shall have authority to apply for such approval or license or take any other procedures such as filing, provided, however, that they are not obliged to take such procedures.

5.	If the Trustees determine that the conversion into yen and the distribution described in Paragraph 1 are not practicable (including where the converted currency cannot be obtained within the necessary period) or lawful, if the application of approval or license, or filing or other procedures described in the preceding Paragraph is denied or not accepted by the relevant governmental authority or agency, or if the amount of costs to be paid for obtainment of the approval or license, or for the filing described in the preceding Paragraph is not appropriate, the Trustees may, at their discretions, determine not to make the conversion into yen or the distribution.

6.	The Trustees shall provide notice to the Beneficiaries in the case described in the preceding Paragraph.

Article 19.    (Fixing of Record Date for Determination of Rights)

1.	The Trustees in consultation with the Issuer shall fix the date (“Record Date for Determination of Rights”) for determining the Beneficiaries who shall be entitled to receive such right as set forth in each of the following Items in such case as described in each of the following Items. Only the persons who shall be notified as the Beneficiaries as of such Record Date for Determinations of Rights from JASDEC shall be entitled to receive the rights set forth in the following items:

(1)	If the Trustees receive notice from the Issuer of a record date in relation to the right to receive Cash Dividends, Etc., Stock Dividends, stock splits, Bonus Shares and other rights relating to the Entrusted Shares, the right to receive or be granted these rights through the Trustees shall be granted.

(2)	If the Beneficiary Interest Vesting Rate is changed, the right with respect to the Shares in the Issuer in accordance with the Beneficiary Interest Vesting Rate after such a change shall be granted.

(3)	If the Trustees split the Beneficiary Interests, the Beneficiary Interest after such a split shall be granted.

(4)	If the Trustees consolidate the Beneficiary Interests, the Beneficiary Interest after such consolidation shall be granted.

(5)	If the Instruction Procedures for Exercise of Voting Rights, Etc. are performed, the right to instruct the Trustees in the Instruction Procedures for Exercise of Voting Rights, etc. shall be granted.

(6)	If the report is made as provided in Article 29, Paragraph 1, the right to receive such report shall be granted.

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(7)	Voting rights for Resolution Procedures by the Beneficiaries shall be granted, when such procedures are taken.

(8)	If the Instruction Procedures are conducted, the right to instruct the Trustees under the Instruction Procedures shall be granted.

(9)	If the residual assets as provided in Article 69, Paragraph 1 are granted, the right to receive such grant of residual assets shall be granted.

(10)	If the Trustees judges necessary in relation to any other matters in relation to the Entrusted Shares, the right in relation to such matters shall be granted.

2.	The Trustees in consultation with the Issuer shall make sure that the relevant record date of such right as described in the Item (1) of the preceding Paragraph relating to the Shares in the Issuer which is set by the Issuer in the U.S. and the Record Date for Determination of Rights described in the preceding Paragraph with regard to such record date shall be the same date as a matter of principle, and if not the same date, the Trustees shall make reasonable efforts to establish such Record Date for Determination of Rights as closely as possible to the record date of such right.

Article 20.    (Cash Dividends, Etc.)

1.	Upon making any Cash Dividends, Etc. on the Entrusted Shares, the Issuer shall notify the Trustees in writing of the amount, the record date which the Issuer set in the U.S. for the rights with regard to Article 19, Paragraph 1, Item1 concerning the Shares in the Issuer and the date of conducting Cash Dividends, Etc. within a reasonable period.

2.	After receiving notification from the Custodian of the receipt of any Cash Dividends, Etc., concerning the preceding Paragraph, the Trustees shall convert the cash into yen in accordance with Article 18 immediately.

3.	The Trustees shall calculate trust dividends for each unit of Beneficiary Interest in the following method. The trust dividends for each unit shall be calculated by dividing the remainder of the total yen-converted cash amount in the preceding Paragraph after deducting the fee relating to the payment of distributions up to the amount as provided in Exhibit 2 by the total unit number of Beneficiary Interests.

4.	The Trustees shall distribute the amount of the balance remaining after deducting withholding income tax (including local tax), to the extent it is applicable, from the amount of trust dividends calculated in proportion to the units of Beneficiary Interests held by each relevant Beneficiary on the basis of the price of the trust dividends for each unit of Beneficiary Interest described in the preceding Paragraph to each Beneficiary entitled to receive the Cash Dividends, Etc. as of the Record Date for Determination of Rights. Any fractions fewer than 1 yen generated as a result of the calculation shall be rounded out, and deficits in money for dividends which will generate as a result of such rounding of fractions shall be covered by reducing the Trust Fee.

Article 21.    (Method of Dividend Payment)

1.	The Trustees shall pay the dividend provided in Article 20 by bank transfer, by Certificate of Payment or by any other manner which the Trustees designate, as selected by the Beneficiaries.

2.	If the dividend payment is to be made by bank transfer, it shall be deemed that the Trustees have performed their dividend payment obligation provided in Article 20 when such transfer procedure to a bank account designated by the Beneficiaries is completed.

3.	If the payment is to be made by Certificate of Payment , the Beneficiaries shall receive payment of dividend by submitting the Certificate of Payment to a person separately designated by the Trustees (including, but not limited to, the Trustees, other financial institutions, and post office). In such a case, it shall be deemed that the Trustees performed their dividend payment obligation provided in Article 20 when the Beneficiaries receive such payment.

4.	If the dividend payment is to be received by Certificate of Payment, the Beneficiaries shall receive such payment by a date one (1) month from the date on which the dividend payment becomes possible in relation to such dividend (“Dividend Exchange Expiry Date”).

5.

On the Bank Business Day following the Dividend Exchange Expiry Date (“Dividend Transfer Date”), the Trustees shall pay the amount of unpaid dividends by imputing the amount to the Trustees’ bank account which is the Trustees’ Own Assets. After the Dividend Transfer Date, the Beneficiaries shall have the right to claim payment of such amount of the dividend against the Trustee’s Own Assets in the bank (such right shall not bear any interest, “Right to Claim Payment

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of the Amount Equivalent to Dividend”). In such a case, the Trustees shall be deemed to have performed its dividend obligation provided in Article 20 when the Beneficiaries acquire such Right to Claim Payment of the Amount Equivalent to Dividend.

6.	If the Beneficiaries do not claim payment of the Right to Claim Payment of the Amount Equivalent to Dividend for ten (10) years from Dividend Transfer Date, the Right to Claim Payment of the Amount Equivalent to Dividend shall be extinguished by prescription.

Article 22.    (Stock Dividend, Stock Split and Bonus Shares)

1.	Upon allocating or conducting Stock Dividend, any stock split or any Bonus Shares as to the Entrusted Shares, the Issuer shall notify the Trustees in writing of its or their number, the record date which the Issuer set in the U.S. for the rights with regard to Article 19, Paragraph 1, Item1 concerning the Shares in the Issuer and the relevant effective date of such Stock Dividend, Stock Split or Bonus Shares within a reasonable period.

2.	The Trustees shall issue new Beneficiary Interests corresponding to the Shares in the Issuer acquired through the Stock Dividend, stock split or Bonus Shares, and allocate them in proportion to the unit number of Beneficiary Interests to the Beneficiaries as of the Record Date for Determination of Rights for the Stock Dividend, stock split or Bonus Shares. Notwithstanding the foregoing, if it is reasonably deemed that such allocation should be difficult, the Trustees deliver the units of the Entrusted Shares owned by the Beneficiary divided by the Beneficiary Interest Vesting Rate with regard to the Shares in the Issuer acquired through the Stock Dividend, any stock split or any Bonus Shares, or allocate to the Beneficiaries the amount of proceeds from the disposal, conducted in its discretion, of the Entrusted Shares acquired by such Stock Dividend, stock split or Bonus Shares in an appropriate manner, together with any other monies (if any).

3.	Notwithstanding the preceding Paragraph, if there is no Beneficiary Interest to be issued or there is no Shares in the Issuer to be disposed or delivered to the Beneficiaries by changing Beneficiary Interest Vesting Rate, the Trustees manage such Entrusted Shares as the Trust Asset without issuance of the Beneficiary Interest or disposal of the Shares in the Issuer or delivery of the Shares in the Issuer to the Beneficiaries set forth in the preceding Paragraph.

4.	If any withholding at source has been made in the U.S. as to the Stock Dividend, stock split or Bonus Shares described in Paragraph 1, the Issuer shall submit a certificate of the relevant payment to the Trustees promptly.

5.	If the Trustees judge that any withholding at source is likely to be made in Japan with regard to the Stock Dividend described in Paragraph 1 (including the case where such withholding at source is not made as a result), the Trustees shall sell the Shares in the Issuer which were distributed by the Stock Dividend and distribute the sales proceeds to the Beneficiaries as at the Record Date for Determination of Rights for the Stock Dividend in accordance with Article 20, Paragraphs 2 to 4.

Article 23.    (Other Rights)

1.	If the Issuer wishes to make distributions of other assets (including share options) than those acquired by Cash Dividends, Etc., Stock Dividend, stock split and Bonus Shares on the Entrusted Shares, it shall notify the Trustees in writing of the details (as to securities issued by any party other than the Issuer, including the name of the party and any other necessary information) and the amount of money or the amount of assets, the record date which the Issuer set in the U.S. for the rights with regard to Article 19, Paragraph 1, Item1 concerning the Shares in the Issuer or number thereof, and the distribution date within a reasonable period.

2.	When receiving the notification described in the preceding Paragraph, the Trustees shall discuss with the Issuer the legality under the Laws and feasibility of the delivery of the assets in relation to such distribution to the Beneficiaries and, if all of the following conditions are satisfied (provided, however, in connection with Item (3) or (4), if either of these is satisfied), deliver the assets to the Beneficiaries by the method provided in the following Paragraph. The Issuer shall give necessary cooperation upon such delivery.

(1)	The Issuer gives notice as provided in the preceding Paragraph to the Trustees appropriately.

(2)	The Trustees determine that such delivery of the assets to the Beneficiary is reasonably feasible.

(3)	No approval or filing, etc. is requested by the Financial Instruments and Exchange Actor

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other Laws (including the Laws of the U.S. or other countries, and hereinafter the same shall apply in this Article) for such delivery of the assets by the Trustees, and the Issuer or a legal adviser thereof notifies the Trustees of the above in writing.

(4)	Any approval or filing, etc. under Financial Instruments and Exchange Actor other Laws for such distribution by the Trustees is made by the Issuer and enforced, and the Issuer or a legal adviser thereof notifies the Trustees of the above in writing.

(5)	The Trustees receive necessary documents provided in the Laws from the Issuer on a timely basis.

3.	Upon delivering the assets, the Trustees shall fix the Record Date for Determination of Rights and deliver the assets to the Beneficiaries as of such Record Date for Determination of Rights to the extent permitted by the Laws.

4.	If any of the conditions listed in Paragraph 2 is not met and any of the following conditions is satisfied, the Trustees shall sell the assets at the place and on the terms that are determined to be available for sale at their discretion and distribute proceeds from the sale to the Beneficiaries as of the Record Date for Determination of Rights for such assets in accordance with Article 20, Paragraphs 2 to 4.

(1)	No approval or filing, etc. is necessary under the Financial Instruments and Exchange Actor other Laws for the sale of the assets by the Trustees, and the Issuer or a legal adviser thereof notifies the Trustees of the above; or

(2)	Any approval or filing, etc. under Financial Instruments and Exchange Act or other Laws necessary for the sale of the assets by the Trustees is made by the Issuer and enforced, and the Issuer or a legal adviser thereof notifies the Trustees of the above.

5.	If the Trustees cannot sell the assets as described in the preceding Paragraph, the Trustees shall waive their rights to receive the assets.

Article 24.    (Disposition of Fractional Share)

1.	If (A) Trustees acquire any fractional Share in the Issuer due to the action described in the following items or (B) if the Beneficiary Interests corresponding to the Shares in the Issuer are newly issued and allocated to each Beneficiary Interest in proportion to the unit number of Beneficiary Interests and fractional figures in the number of the Shares in the Issuer corresponding to the number of units of the Beneficial Interest emerge, the Trustees shall sell such fractional Share in the Issuer to the extent necessary to clear the fractional Share in the Issuer or the fractional part at their discretion, and distribute to the Beneficiary proceeds from the sale, in proportion to the unit number of Beneficiary Interests held by such Beneficiary in accordance with Article 20, Paragraphs 2 to 4.

(1)	Any Stock Dividend, stock splitting or Bonus Shares as provided in Article 22, Paragraph 1

(2)	Reverse stock split

2.	If the Trustees cannot sell the asset under the preceding Paragraph, the Trustees shall waive the fractional amount less than 1 unit of the Shares in the Issuer or the right to receive such fractional amount. Provided, however, if it is practically difficult to waive such right, the Trustees may receive the fractional amount less than 1 unit of the Shares in the Issuer as the Trustee Fee.

Article 25.    (Exemption for the Trustees from Obligation concerning Distribution of Rights)

1.	The Trustees shall not assume any responsibility concerning the following Items with respect to the trust administration set forth in Article 20 through the preceding Article as long as the Trustees perform the trust administration in accordance with Article 4, Paragraph 3:

(1)	Any losses, etc. arising from the Trustees’ judgment on whether distribution of rights relating to the Entrusted Shares to all or certain Beneficiaries is lawful or practicable;

(2)	Contents of documents that the Trustees send to the Beneficiaries on behalf of the Issuer upon its request in relation to the distribution of the rights relating to the Entrusted Shares;

(3)	Trustee’s inability to sell the Entrusted Shares pursuant to preceding Article; and

(4)	Sales prices in respect of the sale provided for in the preceding Article.

2.

If the Issuer, the Trustees or the Custodian are required to withhold at source any taxes or other governmental charges with regard to the distributions of rights or assets relating to the Entrusted Shares and Other Securities, the amount of money distributed to the Beneficiaries shall be decreased by the amount equivalent to the withheld tax. If the Trustees determine that there exist

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taxes and other governmental charges to be withheld from distributions of the rights or assets, the Trustees shall dispose of all or part of the rights or assets in such amount as necessary for paying the taxes and other governmental charges at their discretions.

3.	The Beneficiary may not receive or enforce any rights or assets relating to the Entrusted Shares and Other Securities under the same conditions as those applicable to the direct holders of the Shares in the Issuer.

Article 26.    (Obligation of Issuer to Serve Notice of Disclosure)

If the Issuer provides or makes notice of any information to a relevant financial bureau under jurisdiction, the Tokyo Stock Exchange or JASDEC, or announces publicly any information in accordance with the duty of disclosure set forth in the Financial Instruments and Exchange Act or other Laws, the duty of disclosure and notification under Listing Regulations, Etc. provided by the Tokyo Stock Exchange or the duty of notification under the central depositary and regulations provided by JASDEC, the Issuer shall provide or notify the Trustees and the Settlor with or of the information regardless of contents of the information. The choice by the Issuer of the language in delivering such information and notifications shall be duly in accordance with respective regulations and/or rules. If the Issuer make electronic disclosure either by Electronic Disclosure for Investor’s NETwork (Edinet) or TDnet, the submission of the documents concerning such electronic disclosure to the Trustees and the Settlor may be omitted by notifying the Trustees and the Settlor of the fact that the Issuer has made the procedure of such electronic disclosure.

Article 27.    (Accounting of Trust)

1.	The Trustees shall perform the accounting in the Trust in consideration of generally accepted corporate accounting standards and other practices of corporate accounting.

2.	The retained profit ratio provided in Article 2, Item 29 C (2) of the Corporation Tax Act in relation to the Trust shall not exceed the ratio provided in the Order for the Enforcement of Corporation Tax Act.

Article 28.    (Calculation Date and Account Statement)

1.	The calculation date of the Trust (hereinafter “Calculation Date”) shall be 31 December of each year and the Trust Termination Date, and the Trust Termination Date shall be the last Calculation Date.

2.	The Trustees shall prepare a balance sheet, profit and loss statement and other documents stipulated in laws on each Calculation Date, for each period commencing on the Initial Trust Creation Date or the next date of the immediately preceding Calculation Date and ending on the relevant Calculation Date (the “Calculation Period”).

Article 29.    (Report on Status of Entrusted Assets)

1.	The Trustees shall, in accordance with the provisions of the Trust Law and other Laws, report matters relating to the consignment of business and conditions of their transactions or those with the Interested Parties, Etc. in addition to matters to be entered in the Entrusted Assets Status Report during each Calculation Period to the Beneficiaries without delay after the relevant Calculation Date.

2.	The Trustees shall make the reports provided in the immediately preceding paragraph as a substitution of the reports provided in Article 37, Paragraph 3 of the Trust Act.

3.	The Trustees shall provide the report set forth in Paragraph 1 by accurately disclosing the details by the method of disclosure determined by the Tokyo Stock Exchange, and unless otherwise requested by the Beneficiaries, the Trustees shall not deliver the Trust Assets Status Report and the document under Article 29, Paragraph 3 of the Trust Business Act to the Beneficiaries.

4.	Notwithstanding the preceding Paragraph, if the Trustees are required to deliver the Trust Assets Status Report or the document under Article 29, Paragraph 3 of the Trust Business Act in accordance with the Trust Business Act and other Laws, each relevant document shall be delivered by sending the same to the name or trade name and address of the parties which JASDEC had notified as being the Beneficiaries as of the Record Date for Determination of Rights. In such case, the Trustees may provide to Beneficiaries, of whom the Trustees obtained approval, by an electromagnetic method (meaning the method set forth in Article 26, Paragraph 2 of the Trust Business Act) instead of by delivering written documents.

English Translation/For Reference Purpose Only

Article 30.    (Taxation)

1.	If the Issuer requests the Trustees to provide information necessary for the Issuer or its agent to submit tax reports of the Issuer to an U.S. authority, the Trustees shall provide or have the Custodian provide the information to the Issuer or its agent.

2.	The Trustees (including their agents or the Custodian) or the Issuer (including its agent) shall submit a report as necessary to reduce or have themselves exempted from taxation on any distributions to and on the Entrusted Shares and Other Securities and other dividends in accordance with taxation conventions or Laws applied to the Trustees as a shareholder of the Entrusted Shares.

3.	The Trustees (or the Custodian) shall, under Issuer’s orders, to a practicable extent, perform or have Custodian perform administration services necessary to ensure the refund of withholding tax imposed on distributions and other proceeds, reduction in accordance with taxation conventions or Laws with respect to the distributions to and on the Entrusted Shares and Other Securities or other dividends. However, the Trustees are not obliged to claim for a refund of any withholding tax imposed on the distributions on the Entrusted Shares and Other Securities. In order to ensure the reduction in the withholding tax, the Beneficiaries shall prepare and submit certificates of their status as taxpayers and residents and of ownerships of the Beneficiary Interests (if possible), prepare and submit guarantee certificates, and provide any other necessary information.

4.	If the Issuer (or its agent) collects taxes or other government-related fees from distributions or pays other taxes (including documentary stamp tax, capital gain tax or other similar taxes) relating to the distributions, the Issuer shall send or have its agent send taxes or other government-related fees to be withheld and their information, and certificates of the tax payment or other certificates of payments to governmental authorities to the Trustees immediately. The Trustees shall make a report of the taxes withheld by them or the Custodian and the taxes withheld by the Issuer (if the information is provided from the Issuer to the Trustees) to the Beneficiaries. The Trustees and the Custodian do not need to submit certificates of transfer of cash, having been withheld as taxes or other government-related fees, from the Issuer (or its agent) or tax payment by the Issuer to the Beneficiaries unless the Issuer submits the certificates to the Trustees or the Custodian. The Trustees and the Custodian are not responsible for the Beneficiaries not being able to receive tax credits for foreign taxes paid under the Beneficiaries’ obligations of income taxes.

5.	The Trustees are not obliged to provide information relating to the Issuer’s status of tax payment to the Beneficiaries unless otherwise provided in this Agreement. In addition, the Trustees are not responsible for any taxes the Beneficiaries are obliged to pay.

Chapter 4             Settlors

Article 31.    (Settlors)

1.	Mizuho Securities Co., Ltd. shall be the Initial Settlor and the Initial Beneficiary of the Trust.

2.	After the creation of the Trust, persons who are lawfully engaged in the Type I Financial Instruments Business and whom the Trustees accept may be added as the Settlors by entrusting additionally pursuant to Article 7, Paragraph 1.

3.	The Trustees shall cause an entity which intends to participate as a Settlor in accordance with the foregoing Paragraph to enter into a memorandum on addition of Settlor with the Trustees substantially in the form prescribed in Exhibit 4 to this Agreement. The entity which intends to participate as a Settlor shall enter into a memorandum on addition of Settlor and have its status, rights and obligations as a Settlor starting at the time of the additional entrustment under Article 7, Paragraph 1 hereof with respect to such Trust.

Article 32.    (Rights of the Settlors)

1.	The Settlors shall not hold any rights nor be subject to any obligations of the Settlors set forth in the Trust Law, nor are they subject to any obligations, excluding ones provided in this Agreement.

2.	The Settlor shall not give any instructions of management or disposal of the Entrusted Assets.

3.	The Settlors accept that the issue of the document set forth in Article 26, Paragraph 1 of the Trust Business Act is not required. The Trustees shall promptly issue such document, if requested by the Settlors.

English Translation/For Reference Purpose Only

Article 33.    (Transfer of Status of Settlors)

With the written approval of the Trustees and the Issuer, the Settlor may transfer its status as Settlor, without being subject to any further ongoing obligations.

Chapter 5             Trustees

Article 34.    (Joint Trustees)

1.	MUTB and MTBJ shall, pursuant to the Trust Law, segregate duties, make decisions on and perform the trust administrations as stipulated in each of the following Paragraphs.

2.	The trust administrations which MUTB shall take charge of, are administrations described in each of the following items and administrations related thereto:

(1)	Exercise of rights of shareholders such as voting rights with respect to the Entrusted Assets;

(2)	Payment of taxes, fees and miscellaneous expenses and calculation of the trust, and instruction to do so;

(i)	Acceptance of the Trust Fee and commission charge from the Settlors or the Issuer;

(ii)	Instruction to pay taxes on the Entrusted Assets and miscellaneous expenses necessary for treatment of trust administrations;

(iii)	Instructions to MTBJ regarding handling of income and expenditure of the trust, accounting and calculation of the Entrusted Assets;

(iv)	Calculation of income and expenditure of the trust and preparation of a report on the Entrusted Assets on each Calculation Date;

(v)	Performance of final calculation and preparation of a report on the Entrusted Assets at the termination of the trust;

(vi)	Submission of reports to the head of relevant taxation authority of the place of tax payment provided in Article 14-4, Paragraph 9 of the Order for Enforcement of the Corporation Tax Act.

(3)	Performance of administrations related to preparation, management and provision of the Beneficiary Interest Registry, the list of Beneficiaries prepared based on the notification by JASDEC, and other account ledgers incidental thereto;

(4)	Performance of administrations necessary for the calculation and payment of the trust dividend (including tax administrations related to income taxes and local taxes);

(5)	Performance of calculations to make allocations (including rounding-off calculations) based on the Stock Dividend, stock splitting and consolidation, Bonus Shares, distribution of shares of subsidiaries on the Entrusted Shares, and calculations of part or all of the expenses for disposal by sale thereof;

(6)	Exchange of the expenses for disposal by sale with respect to Stock Dividend, stock splitting and consolidation, Bonus Shares and distribution of shares of subsidiaries on the Entrusted Shares to yen currency and distribution thereof among the Beneficiaries;

(7)	Performance of administrations incidental to each of the preceding Items and other administrations necessary for conservation of rights of the Beneficiaries;

(8)	In addition to trust administrations stipulated in each of the preceding Items, performance of administrations other than trust administrations allocated to MTBJ which are stipulated in each of the following Paragraph.

3.	The trust administrations which MTBJ shall take charge of, are administrations described in each of the following Items and administrations related thereto.

(1)	Delivery and receipt of the Entrusted Assets

(i)	Receipt of the Entrusted Assets from the Settlor (including additional entrustment);

(ii)	Delivery of the Entrusted Assets to the Beneficiaries associated with termination or cancellation of the Trust;

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(iii)	Receipt or delivery of other Entrusted Assets with respect to the Trust;

(2)	Disposal of the Entrusted Assets

(i)	Sale of the Entrusted Assets;

(ii)	Management of cash belonging to the Entrusted Assets to deposits;

(iii)	Enforcement of other transactions relating to the Entrusted Assets stipulated in the Trust;

(3)	Preservation and settlement of the Entrusted Assets

(i)	Preservation and maintenance activities for the Entrusted Assets;

(ii)	Delivery and receipt and settlement associated with sale of the Entrusted Assets;

(iii)	Execution of preservation agreement with the Custodian and outsourcing the preservation when preserving the Entrusted Assets abroad;

(iv)	Outsourcing of all or part of preservation of the Entrusted Assets and matters related to such preservation to a third party to the extent permitted herein;

(4)	Payment of taxes, fees and miscellaneous expenses and calculation of the trust

(i)	Receipt of the Trust Fee from the Entrusted Assets;

(ii)	Payment of taxes on the Entrusted Assets and miscellaneous expenses necessary for handling of the trust administrations;

(iii)	Accounting in case of additional entrustment and partial termination of the Trust or otherwise;

(iv)	Handling of income and expenditure of the trust, and accounting and calculation of the Entrusted Assets;

(v)	Assistance in calculation of income and expenditure of the trust and preparation of reports on the Entrusted Assets on each Calculation Date;

(vi)	Assistance in final calculation and preparation of reports on the Entrusted Assets at the termination of the trust;

(5)	Tax withholding administrations with respect to the Entrusted Assets

(i)	Tax procedures for securities as the Entrusted Assets.

4.	Regardless of the provisions described in Article 80, Paragraph 7 of the Trust Act, the Beneficiaries shall indicate their intentions to MUTB.

Article 35.    (Responsibility of Joint Trustees)

If either MUTB or MTBJ violates its obligations as the Trustee, MUTB and MTBJ shall jointly and severally assume responsibility to the Beneficiaries.

Article 36.    (Report on Handling of Trust Administrations)

Notwithstanding the segregation of duties provided in Article 34, MUTB shall be responsible for reporting on performance of the trust administrations belonging to the segregation of duties of MTBJ. Provided, however, that MUTB may cause MTBJ to make such report.

Article 37.    (Concurrent Termination of Trustees’ Duties)

If the duties of either of the Trustees are terminated due to resignation in accordance with Article 71, dismissal in accordance with Article 72 or any other reasons, the duties of the other Trustee shall also terminate simultaneously.

Article 38.    (Singularity of the Trustees)

1.	So long as the Trust survives, the Issuer shall not accept the issuance of the Beneficiary Interest to persons who are not the Trustees of the Trust, when the Issuer issues Shares in the Issuer or the Securities Trust Beneficiary Certificate which set the securities with equivalent characteristics with the shares issued by the Issuer as the Trust Assets in Japan for the purpose of listing on the Financial Instruments Exchange.

2.	The preceding Paragraph shall not apply when it is determined to appoint new Trustees in accordance with Article 71 or 72.

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Chapter 6             Beneficiaries

Article 39.    (Beneficiaries)

1.	Parties holding the Beneficial Interests shall be the Beneficiaries.

2.	By accepting and holding Beneficial Interests, Beneficiaries shall be deemed to have accepted and agreed to the provisions hereof.

3.	The Beneficiaries shall only have rights stipulated herein and rights of the Beneficiaries which cannot be restricted by the Laws, and shall not have rights other than such rights (including but not limited to claim of dividend for the Entrusted Shares, claim of inspection of the list of shareholders and any and all other rights as a shareholder of the Entrusted Shares).

Article 40.    (Execution of Rights of the Beneficiaries)

With respect to the Trust, only the Beneficiaries who have been continuously holding the Beneficial Interests for not less than six (6) months may claim injunction to stop any act of the Trustees under the provisions of Article 44, Paragraph 1 of the Trust Act.

Article 41.    (Notification to the Beneficiaries)

1.	The Trustees shall send notice to the Beneficiaries specified in this Agreement and the Trust Act addressed to the name or corporate name and address of the Beneficiaries notified by JASDEC, except as otherwise specified in Laws.

2.	The Trustees shall not give notices to the Beneficiaries except those provided herein. Provided, however, that this shall not apply for matters for which obligation of notification to the Beneficiaries is provided under the Trust Law and with which not notifying would violate the Laws.

Article 42.    (Decision-making of the Beneficiaries)

1.	The Beneficiaries shall make decisions in a manner provided herein (“Resolution Procedures by the Beneficiaries”) (except the case where the Instruction Procedures for Exercise of Voting Rights, Etc. stipulated in Article 43, Paragraph 1 or the Instruction Procedures stipulated in Article 44, Paragraph 2 shall be performed).

2.	The Resolution Procedures by the Beneficiaries may be performed any time as deemed necessary by the Trustees. Prior to initiating the Resolution Procedures by the Beneficiaries, within a reasonable period, the Trustees shall provide written notice to the Issuer of Trustees’ intent to perform the Resolution Procedures by the Beneficiaries. Such notice shall include that the Resolution Procedures by the Beneficiaries will be performed and the estimated date upon which the Trustees intend to take such action.

3.	Any Beneficiary holding three-hundredths of the total number of units of the Beneficiary Interests may request the Trustees to perform the Resolution Procedures by the Beneficiaries by showing the Trustees the matters which are the objectives of the Resolution Procedures by the Beneficiaries and the grounds for necessity of the Resolution Procedures by the Beneficiaries. Upon such request for the Resolution Procedures by the Beneficiaries, the Trustees shall perform the Resolution Procedures by the Beneficiaries, subject to the provisions set forth in the preceding Paragraph.

4.	The Trustees shall set the Record Date for Determination of Rights in relation to the Resolution Procedures by the Beneficiaries pursuant to Article 19, Paragraph 1, Item (7) and make a public notice of such Record Date for Determination of Rights by two (2) weeks prior to such date.

5.	When performing the Resolution Procedures by the Beneficiaries, the Trustees shall stipulate the following items.

(i)	Resolution date of the Resolution Procedures by the Beneficiaries (“Resolution Date of the Beneficiaries”);

(ii)	If there are matters which are the objectives of the Resolution Procedures by the Beneficiaries, such matters; and

(iii)	Submission deadline for the document prescribed by the Trustees for the exercise of voting rights by the Beneficiaries (“Voting Right Exercise Deadline”) (“Voting Right Exercise Document”).

6.

In order to perform the Resolution Procedures by the Beneficiaries, the Trustees shall send the notification addressed to the name or corporate name and address of the Beneficiaries notified by JASDEC under Paragraph 4 as the Beneficiaries on Record Date for Determination of Rights in

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writing by two (2) weeks prior to the Resolution Date of the Beneficiaries. Trustees shall send a copy of such notice to the Issuer. Such notice shall include the items provided in each Item of the preceding Paragraph and be accompanied with the Voting Right Exercise Document. Upon such notification, the Trustees may attach documents in which the matters to be referred to with respect to the exercise of voting rights are described.

7.	In the course of the Resolution Procedures by the Beneficiaries, the Beneficiary shall have one voting right per Beneficiary Interest in its possession and exercise its voting right only by the Voting Right Exercise Document. Provided, however, that when the Beneficiary Interest belongs to the Trust Assets of the trust with respect to such Beneficiary Interest, the Trustees shall not have the voting right for such Beneficiary Interest.

8.	The resolution of the Resolution Procedures by Beneficiaries shall only come into effect with votes by at least a majority of the voting rights of the Beneficiaries having the voting rights and shall only be adopted by at least a majority of the votes. Provided, however, that the provisions on trust deed with regard to the method of decision making for exemption from liability provided in Article 42 of the Trust Act shall be determined by the agreement of all Beneficiaries. In addition, if neither affirmative vote nor opposition vote win a majority of the votes as a result of the resolution, the Trustees shall deem such resolution of the Resolution Procedures by Beneficiaries has not been performed.

9.	Any Beneficiary may diversely exercise its voting rights by specifying that effect in the prescribed section in the Voting Right Exercise Document.

10.	If approval or disapproval is not clearly indicated in the Voting Right Exercise Document for such proposal, such Beneficiary shall be deemed not to have voted either in favor of or against such proposal. In addition, if the Beneficiary does not submit the Voting Right Exercise Document to the Trustees by the Voting Right Exercise Deadline, the Beneficiary shall be deemed not to have cast a vote either in favor of or against all of such proposals.

11.	Resolutions of the Resolution Procedures by the Beneficiaries shall be effective to all Beneficiaries of the Trust.

12.	The Trustees shall report to the Beneficiaries and the Issuer on the results of resolutions of the Resolution Procedures by the Beneficiaries (pursuant to the provision in paragraph 9, if it is deemed such resolution of the Resolution Procedures by Beneficiaries has not been performed in accordance with the provision in Paragraph 8, that effect).

13.	Notwithstanding any other provision of this Article, no Beneficiaries may request the Trustees to perform the Resolution Procedures by the Beneficiaries in respect of any matters which would impair the rights of, or create any liabilities or obligations of, or otherwise adversely affect, any Settlor or all Settlors collectively, and the Trustees will not respond to any such request from any Beneficiaries (except the case where it will constitute a violation of the Laws if the Trustee will not respond to such request from Beneficiaries).

Article 43.    (Exercise of Voting Rights pertaining to the Entrusted Shares)

1.	The Issuer shall, when implementing (i) solicitation of exercise of voting rights or (ii) solicitation of consents or proxies, in each case pertaining to the Entrusted Shares ((i) and (ii) being collectively referred to as the “Instruction Procedures for Exercise of Voting Rights, Etc.”), notify the Trustees in writing of the date of the shareholders meeting or the deadline for consents for such Instruction Procedures for Exercise of Voting Rights, Etc. (the “Meeting Date, Etc.”) within a reasonable period. For the avoidance of doubt, unless otherwise provided herein, the Issuer may not treat the Entrusted Shares differently from the other Shares in the Issuer in relation to the Instruction Procedures for Exercise of Voting Rights, Etc.

2.	The Trustees shall, when receiving the notice provided in the preceding Paragraph, fix the Record Date for Determination of Rights for the Instruction Procedures for Exercise of Voting Rights, Etc. in accordance with Article 19, Paragraph 1, Item (5).

3.

The Issuer shall, when notifying the Trustees of the Meeting Date, Etc. pursuant to Paragraph 1, notify the Trustees in writing of the number of proposals or matters to be consented or delegated to a proxy to be proposed by the Issuer with regard to the Instruction Procedures for Exercise of Voting Rights, Etc. at least twenty-eight (28) days prior to the Meeting Date, Etc., and deliver to the Trustees the documents in the required number of copies that are (i) a notice of the shareholders meeting (proposals shall be included in such notice) or a document containing

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matters to be consented or delegated to a proxy, which are prepared for the shareholders by the Issuer, and (ii) if the Beneficiaries as at the Record Date for Determination of Rights will be entitled, pursuant to the provisions of the Certificate of Incorporation of the Issuer or the provisions of the Entrusted Shares, to instruct the Trustees as to the voting rights or the consent or the proxy pertaining to the Entrusted Shares represented by Beneficiary Interest (the “Voting Rights, Etc.”), a document which prescribes a summary of a pertinent part of such provisions, in Japanese at least twenty-one (21) days prior to the Meeting Date, Etc. The Trustees shall prepare and deliver the documents listed below to the Beneficiaries as at the Record Date for Determination at the reasonable expense of the Issuer and subject to this being permitted under the Laws; provided, however, that the Trustees shall have no obligation to perform services in connection with the Instruction Procedures for Exercise of Voting Rights, Etc. unless the Issuer conducts the acts set forth in the first sentence of this Paragraph (including the case the Trustees reasonably determine that the documents delivered by the Issuer to the Trustees pursuant to this Paragraph are not sufficient to implement the Instruction Procedures for Exercise of Voting Rights, Etc.):

(1)	a notice of the shareholders meeting which is prepared for the Beneficiary by the Trustee and an instruction regarding exercise of voting rights or a document which is prepared for the Beneficiary by the Trustee containing matters to be consented or delegated to a proxy and an instruction on consent or a proxy (the “Instruction Documents for Exercise of Voting Rights, Etc.”),

(2)	a document explaining that the Beneficiaries as at the Record Date for Determination of Rights will be entitled to instruct the Trustee as to the Voting Right Etc., pursuant to the Laws, this Agreement, the Certificate of Incorporation of the Issuer and the provisions of the Entrusted Shares, and

(3)	a document briefly explaining the manner of instructions on such Voting Rights, Etc., including, without limitation, the deadline by which the Beneficiaries will be required to deliver the Instruction Documents for Exercise of Voting Rights, Etc. to the Trustees (the “Delivery Deadline”)

4.	The Delivery Deadline shall be five (5) business days prior to the Meeting Date, Etc. or later (the deadline will be separately determined by the Trustees), and the Beneficiaries shall submit the Instruction Documents for Exercise of Voting Rights, Etc. in the manner prescribed by the Trustees (including electromagnetic methods). The Trustees shall count the number of the voting instructions on such Voting Rights, Etc. and submit the results to the Issuer at least three (3) business days prior to the Meeting Date, Etc. or later (the deadline will be separately determined by the Trustees) (The Trustees shall not be obliged to adjust such results even in the case where the Entrusted Shares will increase or decrease during a period elapsing from the Record Date for Determination of Rights with regard to the Instruction Procedures for Exercise of Voting Rights, Etc. to the Meeting Date, Etc.).

5.	The Beneficiaries may give instructions on the Voting Rights, Etc. only in respect of an integral number of Beneficiary Interests.

6.	The Trustees shall exercise the following Voting Rights, Etc. or instruct the Custodian to exercise such Voting Rights, Etc., as specified below; provided, however, that if the Trustees determine that such exercise would violate the Laws (including laws of the U.S.), this Agreement, the Certificate of Incorporation of the Issuer and the provisions of the Entrusted Shares, the Trustees shall not conduct the exercise or give the instruction (the Trustees shall have no obligation to research on the laws of the U.S., the Certificate of Incorporation of the Issuer and the provisions of the Entrusted Shares):

(i)	As to the Entrusted Shares represented by the Beneficiary Interests in respect of which valid instructions on the Voting Rights, Etc. based on the Instruction Documents for Exercise of Voting Rights, Etc. have been received by the Trustees from the Beneficiaries by the Delivery Deadline, the Trustees shall follow such instructions on the Voting Rights, Etc.

(ii)	As to the Entrusted Shares represented by the Beneficiary Interests in respect of which instructions on the Voting Rights, Etc. based on the Instruction Documents for Exercise of Voting Rights, Etc. have not been received by the Trustees from the Beneficiaries by the Delivery Deadline, the Trustees shall treat as provided in Paragraph 10.

7.	Except when the Trustees and the Custodian follow the Instruction Documents for Exercise of

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Voting Rights, Etc. received from the Beneficiaries by the Delivery Deadline, when provided in Paragraph 11, and when otherwise contemplated herein, the Trustees and the Custodian shall not exercise the Voting Rights, Etc. in respect to the Entrusted Shares represented by the Beneficiary Interests at their own discretion, and shall not exercise the Voting Rights, Etc. for the purpose of constituting a quorum or for other purposes.

8.	If the Trustees receive the Instruction Documents for Exercise of Voting Rights, Etc. from a Beneficiary by the Delivery Deadline and instructions are not specified in such Instruction Documents for Exercise of Voting Rights, Etc., or such Instruction Documents for Exercise of Voting Rights, Etc. fail to give clear instructions, the Trustees shall deem it to be a Blank Vote (unless it is specified in the notice of the shareholders meeting or the document in which matters to be consented or delegated to a proxy are listed, which is distributed to the Beneficiaries, and such notice fail to give clear instructions on how such instruction shall be handled by the Trustees).

9.	Any Beneficiary may diversely exercise its Voting Rights, Etc. by specifying that effect in the prescribed section in the Instruction Documents for Exercise of Voting Rights, Etc.

10.	If the Trustees perform procedures provided in Paragraph 2 and 3 and do not receive the Instruction Documents for Exercise of Voting Rights, Etc. from a Beneficiary on or before the Delivery Deadline, the Trustees shall deem it to be a Blank Vote.

11.	The Trustees shall, if so requested in writing by the Issuer, exercise Voting Rights, Etc. in respect of Entrusted Shares for the sole purpose of constituting a quorum at a meeting of shareholders. In such a case, the Trustees shall cast Blank Votes with respect to the Voting Rights, Etc. for all Entrusted Shares in respect of which instructions are not obtained for the exercise of the Voting Rights, Etc. by the application of provisions of each of the preceding Paragraphs.

12.	Notwithstanding anything contained in this Agreement or Beneficiary Interest, the Trustees shall not have any obligation to take any action with respect to any shareholders meeting, or solicitation of consents or proxies, of Beneficiary if the taking of such action would violate Japanese laws or the other Laws applicable to them.

13.	The Issuer agrees to take any and all actions reasonably necessary to enable Beneficiaries to exercise the Voting Rights, Etc. accruing to the Entrusted Shares. In the case where the Trustees do not receive from the Issuer, the opinions (which shall be prepared at the expense of the Issuer and shall be reasonably satisfactory to the Trustees) of Japanese counsel addressing any actions requested to be taken by the Trustees, the Trustees shall not be obliged to take such actions requested to be taken.

14.	There can be no assurance that Beneficiaries generally or any Beneficiary in particular will receive the notice described above with sufficient time to enable the Beneficiary to return instructions on the Voting Rights, Etc. to the Trustees in a timely manner.

15.	MUTB shall make available for inspection by Beneficiaries at its principal office any notices, reports and communications, including any proxy soliciting materials, received from the Issuer which are both (a) received by the Trustees or the Custodian only in written form (excluding in electronic form) as the holder of the Entrusted Shares and Other Securities and (b) made generally available to the holders of the Shares or other securities of the same class as those constituting Entrusted Shares and Other Securities by the Issuer. The Trustees shall also provide Beneficiaries with copies (in written or electronic form) of such notices, reports and communications when furnished by the Issuer pursuant hereto.

Article 44.    (Indication of Intentions Regarding Entrusted Shares)

1.	If the Issuer requests that the Trustees indicate their intentions regarding the Entrusted Shares, insofar as it is timely practical and permitted by the Applicable Laws, the Trustees shall do so (including indicating proportion of the number of votes in all of the rights to vote for each vote, in the case where the Beneficiaries exercise their vote differently for each matter that is subject to being voted on (including no vote)) after they confirmed the intentions of the Beneficiaries via the Resolution Procedures by the Beneficiaries pursuant to Article 42 or the Instruction Procedures for Exercise of Voting Rights, Etc. pursuant to Article 43 hereof.

2.

Notwithstanding Paragraph 1 of this Article, in the case set forth in Paragraph 1 of this Article, if it is timely impractical or not permitted by the Applicable Laws to perform the Resolution Procedures by the Beneficiaries and the Instruction Procedures for Exercise of Voting Rights, Etc.

English Translation/For Reference Purpose Only

(including, but not limited to, the case where the Trustees are unable to perform the Resolution Procedures by the Beneficiaries in a timely manner to confirm the intentions of the Beneficiaries on a specific date, which is the same date that the holders of the Shares in the Issuer are entitled to indicate their intentions), then the Trustees shall confirm the intentions of the Beneficiaries by the means as outlined below in this Paragraph (the “Instruction Procedures”) instead of performing the Resolution Procedures by the Beneficiaries or the Instruction Procedures for Exercise of Voting Rights, Etc., and indicate the intentions of the Trustees to the Issuer in writing. The Trustees shall indicate their intentions to the Issuer in a proportional manner in accordance with the results of the instructions for each matter that is subject to the instructions (including no instruction) (the “Proportion” in this Article). However, if such proportional indication is not permitted by the Applicable Law, the Trustees shall indicate their intentions in accordance with the instructions of the majority of the Beneficiaries who have the right to instruct the Trustees (the “Majority” in this Article). In accordance with this Paragraph and as long as it is practical: (i) if additional entrustment is made in accordance with Article 7 after the Record Date for Determination of Rights pursuant to Article 19, Paragraph 1, Item 8, the Trustees shall indicate their intentions to the Issuer for the Beneficial Interests including the Beneficial Interests created by the additional entrustment; and (ii) if the Exchange is made after the Record Date for Determination of Rights, the Trustees shall indicate their intentions to the Issuer for the Beneficial Interests excluding the Beneficial Interests redeemed by the Exchange. In both (i) and (ii), the Proportion and the Majority remains unchanged; if the application of the unchanged Proportion to the Entrusted Shares in a division that has less than one unit (i.e., a numerical fraction), then the Trustees will have discretion to deal with it reasonably.

(a)	The Trustees shall maintain materials which contain the matters the Issuer requests in order to indicate intentions in relation to the Entrusted Shares, a document to be used by the Beneficiaries to convey their instructions to the Trustees (the “Instruction Document”), and the deadline for such instructions in MUTB;

(b)	the Beneficiaries will instruct the Trustees by delivering the Instruction Document by the deadline where the instruction pursuant to the preceding item should be executed ; and

(c)	Article 42, Paragraphs 7, 9, 10, 11 and 12 shall be applied mutatis mutandis to the Instruction Procedures in accordance with this Paragraph. Notwithstanding Article 42, Paragraph 12, if the Issuer discloses the result of votes on the Entrusted Shares through the relevant Financial Instruments Exchanges, the Trustees do not need to report to the Beneficiaries on the results of the Instruction Procedures.

3.	If there is no sufficient time for the Trustees to return the document relating to the indication of intention under the preceding Paragraph to the Issuer in a timely manner, the Trustees might not be able to confirm the decisions made by the Beneficiaries under the preceding Paragraph.

Chapter 7             Beneficiary Interest

Article 45    (Non-Issuance of Beneficiary Certificate, Etc.)

1.	The Trust shall be a trust having the provisions as set forth in Article 185, Paragraph 1 of the Trust Act.

2.	Pursuant to Article 127-3, Paragraph 1 of the Book-entry Transfer Act, the Trustees shall not issue any Certificate of Beneficiary Interest which represents the Beneficial Interests. The Beneficiaries shall have equal rights in respect of the Trust depending on the number of units of Beneficial Interests held by them.

3.	Beneficial Interests which differ in an important aspect from the content of rights of the Entrusted Shares shall not be issued.

4.	If, in relation to the Beneficial Interests, any fraction less than one (1) is to be entered or recorded in the holding column and otherwise of the Book-entry Transfer Account Register, such entry or record shall be made in accordance with the Book-entry Transfer Act and rules and regularities of the Book-entry Transfer Institutions.

Article 46    (Transfer of Beneficial Interests)

Any transfer of Beneficial Interests shall be effected by the Beneficiary by making an application for transfer to the Book-entry Transfer Institutions, etc. related to the Book-entry Transfer Account Register in which the Beneficial Interests to be transferred are entered or recorded.

English Translation/For Reference Purpose Only

Article 47    (Validity of Transfer of Beneficial Interests)

No transfer of the Beneficial Interests shall be valid unless such transfer is entered or recorded on the Book-entry Transfer Account Register.

Article 48    (Exercise of Rights by Beneficiaries)

1.	In order for the Beneficiary to exercise any Beneficial Interest (excluding the exercise of Beneficiary Claim), the Beneficiary shall be required to receive the document pursuant to the provision of the main clause of Article 127-27, Paragraph 3 of the Book-entry Transfer Act and present such document to the Trustees.

2.	The Beneficiary may request that its Immediate Upper-level Institution delivers the document certifying the matters listed in each Item of Article 127-4, Paragraph 3 of the Book-entry Transfer Act (excluding the matters set forth by the main ministerial orders) concerning the relevant Beneficial Interests which are entered or recorded in such Beneficiary’s account in the Book-entry Transfer Account Register kept by the relevant Immediate Upper-level Institution to such Beneficiary. Provided, however, that this shall not apply to a Beneficiary who has already received the document regarding the relevant Beneficial Interests under this Paragraph and has not returned such document to such Immediate Upper-level Institution.

3.	The Beneficiary who has received the document pursuant to the provision of the main clause in the preceding Paragraph may not apply for the transfer or the cancellation of the relevant Beneficial Interests which were subject to certification in the document until the Beneficiary returns the relevant document to the Immediate Upper-Level Institution mentioned in the preceding Paragraph.

Article 49.    (Request for purchase of Beneficiary Interests)

If a Beneficiary requests for purchase of the Beneficiary Interests set force in Article 57, the Trustees may request to apply for the transfer on which the Trustees account shall be the transferee account in exchange for the charge of the relevant Beneficial Interests, with Immediate Upper-Level Institution of the Beneficiary.

Article 50.    (Beneficiary Interest Registry)

The Trustees shall prepare the Beneficiary Interest Registry subsequent to the issuance of the Beneficial Interests without delay.

Article 51.    (Matters to be Entered in the Beneficiary Interest Registry)

The fact that the provisions of the Book-entry Transfer Act shall apply to the Beneficial Interests, as well as the following matters shall be entered or recorded in the Beneficiary Interest Registry:

(1)	Contents of benefits and time for performance (if no time for performance, then such effect) of the Beneficiary Claim for each Beneficiary Interest, and other contents of Beneficiary Claim;

(2)	If there are any restrictions on the transfer of Beneficiary Interests, such effect and the contents of such restrictions;

(3)	If there are two or more Beneficiary Interests whose contents of Beneficiary Claim are the same, and if there are provisions on trust agreement of different contents with regard to the exercise of rights held as Beneficiaries in respect of such Beneficiary Interests, the outline of such provisions;

(4)	Number, issuance date and types (registered or bearer) of Certificates of Beneficiary Interest and number of bearer Certificates of Beneficiary Interest;

(5)	Name or trade name and address of the Settlor (the Settlor shall not be obliged to notify the Beneficiaries of any change in the descriptions concerning the Settlor contained in the Beneficiary Interest Registry, on and after the Trust Creation Date of the Shares in the Issuers related to its entrustment);

(6)	Name or trade name and address of the Trustees;

(7)	Matters concerning the supervisor of the trust;

(8)	Matters concerning the agents for the Beneficiaries;

English Translation/For Reference Purpose Only

(9)	If there is any provision to the effect that Certificate of Beneficiary Interest shall be non-issuance for Beneficiary Interest of certain contents in the trust agreement, the contents of such provision;

(10)	Matters concerning the administrator of the Beneficiary Interest Registry;

(11)	If the Trust is a limited liability trust, its name and the location for performing the services; and

(12)	Terms and conditions of the Trust.

Article 52.    (Maintenance and Inspection, Etc. of the Beneficiary Interest Registry)

1.	The Beneficiary Interest Registry shall be maintained in the principle office of MUTB.

2.	The Beneficiary and other Interested Parties provided in Article 190, Paragraph 2 of the Trust Act may request the Trustees for inspection or duplication of the Beneficiary Interest Registry listed in the said Paragraph. In such a case, a person making such request shall be required to disclose the reason for such request.

3.	The Trustees may not refuse the request described in the preceding Paragraph unless such request is considered to fall under each item of Article 190, Paragraph 3 of the Trust Act.

4.	When the Issuer requests the Trustees for inspection or duplication of the Beneficiary Interest Registry and such request is lawful under the Laws of the U.S., the Trustees may admit such requests to the extent permitted by the Laws.

Article 52-2.    (Shared use of personal data)

Share use of Personal Data)

The Trustee shall share personal data of the Beneficiaries (limited to the information notified by the JASDEC) with the Issuer for the purposes below:

(1)	To check the trend on the Beneficiaries; and

(2)	To make reports to authorities or disclosure Etc., on the status of the Beneficiaries.

Article 53.    (Transferred Beneficiary Interests)

1.	The Beneficial Interests shall be treated as Transferred Beneficiary Interests by JASDEC under the Book-entry Transfer Act, and the Trustees hereby agree with JASDEC that the Beneficial Interests shall be treated as such.

2.	The attribution of the Beneficial Interests shall be determined in accordance with the description or records in the Book-entry Transfer Account Register pursuant to Article 127-2, Paragraph 1 of the Book-entry Transfer Act.

Article 54.    (Restriction on Request of Disclosure)

The Beneficiary may not request the Trustees to disclose the name or trade name and address of other Beneficiaries, the contents of Beneficiary Interest held by other Beneficiaries and other information concerning other Beneficiaries.

Article 55.    (Acquisition of Beneficiary Interest by Issuer etc.)

1.	If the Issuer seeks to acquire Beneficial Interests by cash upon agreement with Beneficiaries, the Issuer shall submit a document with details of such acquisition including the following matters to the Trustees at least within a reasonable period from the date of the proposed acquisition:

(1)	Number of the Beneficial Interests to be acquired;

(2)	Acquisition price of the Beneficial Interests;

(3)	Term during which the Beneficial Interests can be acquired;

(4)	Method of acquisition; and

(5)	Representation and warranty of the fact that the acquisition of the Beneficial Interests by the Issuer is possible under the Laws and the practice.

2.	If the Issuer submits the document described in the preceding Paragraph to the Trustees, only when the Trustees deem that such acquisition of the Beneficial Interest by the Issuer is legally and practically feasible (provided, however, the Trustees may rely on the representation and warranty by the Issuer of Item 5 of the preceding Paragraph, unless there is obvious fallacy for the trustees), the Trustees shall notify all Beneficiaries of the effect that the Issuer seeks to acquire the Beneficial Interests and details of such acquisition. The Trustees shall also notify all Beneficiaries in writing without delay of procedures to be taken by the Beneficiaries when they accept such acquisition.

English Translation/For Reference Purpose Only

3.	If the Beneficiary applies for the transfer of the Beneficial Interest, the Issuer shall accept the transfer of such applied Beneficial Interests. Provided, however, that when the total number of the Beneficial Interests applied by the Beneficiaries exceed the number provided in Paragraph 1, Item 1, the Trustees shall select the Beneficial Interests to be acquired by the Issuer, by proportional distribution.

4.	The Trustees may acquire Beneficial Interests and cancel it at their discretion in the event that (i) there is a discrepancy between the number of Beneficial Interests and the number of underlying Entrusted Shares (but solely to the extent necessary to resolve such discrepancy), (ii) it is obvious that such acquisition does not harm the interest of the Issuer or the Beneficiaries, or (iii) in the event that doing so is otherwise necessary for the continuation of the Trust.

Chapter 8             Change in Agreement

Article 56.    (Change in Agreement)

1.	The Trustees may at their discretion, change this Agreement after obtaining consents, which shall not be unreasonably withheld, of the Issuer and the Settlor when it does not fall under the change of trust as to items set force in each Item of Article 103, Paragraph 1 of the Trust Act (the “Material Change in Trust”) or it is obvious that such change does not violate the purpose of the trust (excluding the case that the Trustee reasonably deem the change does not comply with interests of the Beneficiaries). The Issuer shall disclose the contents of the changed Agreement at Tokyo Stock Exchange without delay after such change is made; provided, however, the Issuer will not give notification stipulated in Article 149, Paragraph 2 of the Trust Act.

2.	Such change as described in the preceding Paragraph shall include changes to be made in cases where responsibility or burden on the Trustees or services which the Trustees should perform are increased or right of the Trustees is limited due to amendment or change in interpretation of the applicable Laws or other changes in circumstances and it is obvious that such change does not violate the purpose of the trust and complies with interests of the Beneficiaries.

3.	In cases other than cases falling under Paragraph 1, the Trustees may change this Agreement by obtaining approval by the Beneficiaries in the Resolution Procedures by the Beneficiaries stipulated in Article 42 (excluding Paragraph 3).

4.	The Beneficiaries may not change this Agreement without prior consent of the Trustees and the Issuer even if it is obvious that such change does not harm interest of the Trustees.

Article 57.    (Request to Acquire Beneficiary Interest)

1.	If the Material Change in Trust is made for the Trust, the Beneficiaries in danger of sustaining damage from such Material Change in Trust (provided, however, that in the event of change in the purpose of the trust and change in the trust regarding restrictions on transfer of the Beneficiary Interest, danger of sustaining damage is not required) may request the Trustees, on a Business Day (excluding the exception days for requests as specified in Exhibit 5 (hereinafter “Exception Days for Requests”)) to acquire the Beneficial Interests held by such Beneficiaries at the price per unit which is deemed to be appropriate by the Trustees and calculated based on the market price per share of Entrusted Shares, Etc., taking into consideration of the Beneficiary Interest Vesting Rate, Etc. In this case, the Beneficiaries shall transfer the Beneficiary Interest to the account specified by the Trustees in accordance with the method determined by the Trustees by the day determined by the Trustees.

2.	In the event of split of the Trust, the Beneficiaries in danger of sustaining damage from such split (provided, however, that if the trust is split along with the change in the purpose of the trust and change in the trust regarding restrictions on transfer of the Beneficiary Interest, danger of sustaining damage is not required) may request the Trustees on Exception Day for Requests to acquire the Beneficial Interests held by such Beneficiaries at the price per unit which is deemed to be appropriate by the Trustees and calculated based on the market price per share of Entrusted Shares, Etc., taking into consideration of the Beneficiary Interest Vesting Rate, Etc. In this case, the Beneficiaries shall transfer the Beneficiary Interest to the account specified by the Trustees in accordance with the method determined by the Trustees by the day determined by the Trustees.

English Translation/For Reference Purpose Only

3.	Pursuant to the preceding two (2) Paragraphs, when the Trustees acquire the Beneficial Interest, the Trustees shall purchase the relevant Beneficial Interests for its bank account.

4.	The Trustees may request the relevant Beneficiary to pay the amount equivalent to fees related to the requests under Paragraph 1 or 2 and the Consumption Taxes related thereto.

5.	The Beneficiary who has expressed its intention to approve for Material Change in Trust or the split of the trust described in Paragraph 2 may not make a request in accordance with Paragraphs 1 and 2.

Chapter 9             Listing

Article 58.    (Listing on Financial Instruments Exchange)

1.	The parties of this Agreement acknowledge and accept that the Issuer has applied for the listing of the Beneficial Interest on the Tokyo Stock Exchange.

2.	The Beneficial Interest shall be listed on the Tokyo Stock Exchange after obtaining approval from the Tokyo Stock Exchange in accordance with the Listing Regulations, Etc. stipulated by the Tokyo Stock Exchange.

3.	The Issuer hereby covenants to other parties that it will use its best endeavors to maintain the listing of the Beneficial Interest on the Tokyo Stock Exchange or any other Financial Instrument Exchanges in Japan which are licensed to list the Beneficiary Interest.

Article 59.    (Compliance with Regulations, Etc. of Financial Instruments Exchange)

If the Beneficial Interest is listed on the Tokyo Stock Exchange, the Issuer shall comply with the listing regulations, etc. stipulated by the Tokyo Stock Exchange and follow measures such as delisting or suspension of sales transactions and other measures taken for the Beneficiary Interest by the Tokyo Stock Exchange pursuant to such listing regulations, etc.

Article 60.    (Listing of Beneficiary Interest of Different Types of Shares)

If a Trust Issuing Certificate of Beneficiary Interest is created for the Shares in the Issuer with different contents from the Entrusted Shares of the Trust and the Beneficiary Interest on such Trust Issuing Certificate of Beneficiary Interest is listed on the Tokyo Stock Exchange, such other Beneficiary Interest shall be treated separately from the Beneficial Interest.

Chapter 10             Trust Fee, Handling Fee and Trust Expenses

Article 61.    (Trust Fee and Handling Fee)

1.	In accordance with this Agreement and the contents of the agreement separately concluded between the Issuer or the Settlor and the Trustees, the Trustees may receive the Trust Fee and handling fee for this Agreement, and the amount equivalent to consumption tax and local consumption tax thereon. Provided, however, the Trust Fee and handling fee for this Agreement, and the amount equivalent to consumption tax and local consumption tax which the Trustees receive from the Entrusted Assets or Beneficiaries shall be limited to those stipulated in this Agreement.

2.	The Trustees shall receive a full amount of interest attributable to the Trust Assets pursuant to Article 14, Paragraph 1 and other interest arisen from the Trust Assets for the Calculation Period which accrue within the Calculation Period stipulated in Article 28, Paragraph 2 or Article 70, Paragraph 1 as the Trust Fee on the following day of the calculation date of such Calculation Period.

3.	The Trustees shall receive a full amount of the fee accrued as provided in Article 20, Paragraphs 3, the fee accrued as provided in Article 63, Paragraph 7 and the Fee accrued as provided in Article 69, Paragraph 3 as the Trust Fee each time of accrual.

4.	Unless otherwise permitted in this Agreement or the Trust Act, the Trustees shall not, except with the approval of each and every Beneficiary, use or dispose of Entrusted Assets in order to fund the cost of any fees relating to the Trust or the Entrusted Assets.

English Translation/For Reference Purpose Only

Article 62.    (Trust Expenses)

1.	Unless otherwise provided in this Agreement, the Trust Expenses shall be borne by the Issuer, and the Issuer shall pay the Trustees such Trust Expenses in accordance with the contents of the agreement separately concluded with the Trustees.

2.	In order for the Trustees to receive advanced payment of the Trust Expenses from the Entrusted Assets, a notice to the Beneficiary indicating the amount of such advanced payment and the calculation base shall be required notwithstanding the provision of Article 48, Paragraph 3 of the Trust Act.

3	Unless otherwise permitted in this Agreement or the Trust Act, the Trustees shall not, except with the approval of each and every Beneficiary, use or dispose of Entrusted Assets in order to fund the cost of any expenses relating to the Trust or the Entrusted Assets.

Chapter 11             Exchange

Article 63.    (Request for Exchange)

1.	The Beneficiaries (excluding the Settlor; hereinafter the same shall apply in this Article) may exchange all or part of the Beneficial Interests held by them to the Shares in the Issuer, the number of units according to the Beneficiary Interest Vesting Rate, with a Designated Exchange Distributor as long as the Beneficial Interests are listed (except for the time or period designated by the Trustees on their website). Provided, however, that the exchange of the Beneficial Interest is deemed to have been applied to the extent the number of units of the Shares in the Issuer that corresponds to the number of units of the Beneficial Interests is a whole number, in cases where the number is not a whole number. The Designated Exchange Distributor shall request the Trustees for the Exchange to Shares in the Issuer, the number of units according to the Beneficiary Interest Vesting Rate (hereinafter “Request for Exchange”) with regard to the Beneficial Interests received from the Beneficiaries based on the relevant Application for Exchange if the Beneficiaries apply the exchange set forth in this Agreement.

2.	The Trustees shall distribute Shares in the Issuer that corresponds to the number of units of the Beneficial Interests with regard to the relevant Request for Exchange based on the Request for Exchange to the Designated Exchange Distributor which has requested for the relevant Request for Exchange, in a period and the manner that are separately determined by the Trustees. The Beneficial Interests which is the objective of the Request for Exchange shall be extinguished.

3.	The Designated Exchange Distributor which has accepted the Application for Exchange shall distribute such Shares in the Issuer to the Beneficiaries which have submitted the Application for Exchange if it has received the Shares in the Issuer set forth in the preceding Paragraph.

4.	Notwithstanding the preceding Paragraphs, Application for Exchange and Request for Exchange shall be prohibited if the Designated Exchange Distributor or the Beneficiaries are not able to receive the Shares in the Issuer to be delivered upon the Exchange of the Beneficial Interests due to constraints of the Laws or any practical reason (including the case where the Beneficiaries do not have a securities account in which they are entitled to receive the Shares in the Issuer).

5.	Notwithstanding the from Paragraph 1 to 3, if any of the events listed in the following Items applies or where the Trustees deem it necessary or helpful, the Trustees may cease acceptance of the Request for Exchange or suspend or cancel necessary procedures to be taken by the Trustees after the acceptance of the Request for Exchange (hereinafter “Exchange Procedures”):

(1)	If a Designated Exchange Distributor or the Trustees cannot confirm the payment of the fee which shall be borne by the Beneficiaries for the Exchange Procedures stipulated in Exhibit 2 (hereinafter “Beneficiaries’ Exchange Fee”) and an amount equivalent to the Consumption Taxes imposed on the Exchange and the Beneficiaries’ Exchange Fee;

(2)	If the procedures for identification of the Beneficiaries to be conducted by a Designated Exchange Distributor (including presentation of identity verification documents and any other procedures specified by the Trustees) have not been completed prior to the course of the Exchange Procedures;

English Translation/For Reference Purpose Only

(3)	If the Exchange Procedures cannot be conducted due to cessation of transactions of the Beneficial Interests on the Tokyo Stock Exchange, failure of clearance or settlement functions or in any other unavoidable circumstances;

(4)	When the Trustees determine that there would be difficulties in conducting the Exchange Procedures due to circumstances which the Custodian has difficulties in transferring the Shares in the Issuer or any other unavoidable reasons;

(5)	If the date which is the record date for the exercise of rights concerning the Shares in the Issuer and the Record Date for Determination of Rights for the Beneficial Interests related to Article 19, Paragraph 1hereof are not identical, and the Trustees determine that the Exchange Procedures should be suspended or cancelled (limited to the period on and after the date which is the record date for the exercise of rights concerning the Shares in the Issuer up to the Business Day immediately preceding the Record Date for Determination of Rights for the Beneficial Interests related to Article 19, Paragraph 1 hereof); or

(6)	Other than the above, when the Trustees determine that the acceptance of the Request for Exchange or implementation of the Exchange Procedures would cause difficulties in the management of the Trust.

6.	If the Trustees cease acceptance of the Request for Exchange, the Designated Exchange Distributor shall immediately notify to that effect to the Beneficiaries. In such case, the Beneficiaries may cancel their Request for Exchange which was made before the cessation of acceptance of the Request for Exchange out of those made on the day of the cessation and in such case, it shall be deemed that the Request for Exchange by the Designated Exchange Distributor to be cancelled with regard to such Application for Exchange. If the Beneficiaries do not cancel such Application for Exchange, such Application for Exchange and the Request for Exchange with regard to such Application for Exchange by the Designated Exchange Distributor shall be deemed to be accepted on the first Bank Business Day following the termination of such cessation of acceptance of the Request for Exchange.

7.	The Beneficiaries shall, upon making the Application for Exchange, bear the Beneficiaries’ Exchange Fee and an amount equivalent to the Consumption Taxes imposed on the Beneficiaries’ Exchange Fee.

8.	If any Application for Exchange or Request for Exchange are made, such Application for Exchange or Request for Exchange may not be withdrawn, cancelled or suspended except in the case specified in Paragraph 6 of this Article.

9.	The Beneficiaries may not make Request for Exchange directly to the Trustees and may only make Application for Exchange pursuant to this Article.

10.	Notwithstanding the preceding Paragraph, the Settlor as a Beneficiary may make a Request for Exchange of all or part of the Beneficial Interests held by it to the Trustees through the procedures prescribed by the Trustees. From Item 3 to item 6 of Paragraph 5 of this Article shall be applied mutatis mutandis to the Request for Exchange under this Paragraph.

11.	If the Trustees cease acceptance of the Request for Exchange in the case where Request for Exchange has been made under the preceding Paragraph, the Settlor may cancel the Request for Exchange which was made before the cessation of acceptance of the Request for Exchange out of those made on the day of the cessation. If the Settlor does not cancel such Request for Exchange, such Request for Exchange shall be deemed to be accepted on the first Bank Business Day following the termination of such cessation of acceptance of the Request for Exchange

12.	The Trustees shall, after completion of the Exchange Procedures relating to the Request for Exchange under Paragraph 10 of this Article, deliver the Shares in the Issuer to the Settlor by the Bank Business Day notified to the Settlor in advance in accordance with the method designated by the Trustees; provided, however, that such delivery may be delayed in the event specified in from Item 3 to item 6 of Paragraph 5 of this Article or in any other unavoidable circumstances.

13.	The Trustees shall, upon acceptance of the Request for Exchange under Paragraph 10 of this Article, request the Settlor who has made such Request for Exchange for payment of the Settlor’s Exchange Fee in up to the amount to be separately determined and an amount equivalent to the Consumption Taxes imposed on the Settlor’s Exchange Fee.

Article 64.    (Prohibition of Receiving Cash by Partial Cancellation of Trust)

The Beneficiaries may not receive cash by cancelling the Trust partially.

English Translation/For Reference Purpose Only

Chapter 12            Termination of Trust

Article 65.    (Termination of Trust)

Neither the Issuer, the Settlors, the Trustees nor the Beneficiaries shall terminate this Agreement except for the cases set forth in Article 66.

Article 66.    (Events of Termination of Trust)

The Trust shall terminate in the case where the events set forth in Items 1 to 8 of Article 163 of the Trust Act or any of the following events occur at the time of such event; provided, however, that the Trustees may postpone the time of such termination to the time when the Trustees judge appropriate if the Trustees judge it necessary for the protection of the Beneficiaries:

(1)	If the Beneficial Interest is delisted from the Tokyo Stock Exchange (except for cases where it is reasonably expected that such Beneficial Interest will be listed again on any other domestic Financial Instruments Exchange);

(2)	If it becomes necessary to terminate the Trust due to the Laws (including the Laws of the U.S.) or orders of the Court or the Relevant Authorities;

(3)	If the Trustees determine that the Trust is difficult to survive for the reasons other than those set forth in the preceding Item and the Trustees obtain approval of the Beneficiaries for termination of the Trust pursuant to the provision of Article 42;

(4)	If any party of this Agreement (other than the Trustees) is in material breach of its obligations hereunder; provided, however, if the Settlor acknowledges the material breach of this Agreement, the Settlor shall notify it to the Issuer without delay, and the Trust shall not terminate if, within a reasonable period of receipt of notice by Issuer of such material breach, Issuer replaces Settlor with a replacement Settlor who is approved by Trustees, such approval not to be unreasonably withheld;

(5)	If a new trustee has not been appointed after resignation or dismissal of the Trustees and it is reasonably expected that such situation will not be cured;

(6)	If a petition for commencement of the Bankruptcy Proceedings is filed against the Issuer and the petition is not rejected or withdrawn within 14 days;

(7)	If an order of liquidation or dissolution is made by the Court which has jurisdiction as to the Issuer or a resolution of liquidation or dissolution is made in force;

(8)	If a default arise as to the monetary liabilities of the Issuer, and continues (provided, however, that this shall not apply where it does not have an adverse material impact on the business management or financial condition of the Issuer or continuation of the Trust);

(9)	If Trust Expenses or Trust Fee is not paid pursuant to this Agreement and it is reasonably expected that such situation will not be cured;

(10)	If JASDEC ceases or cancels treating the Beneficial Interests as the Transferred Beneficiary Interests;

(11)	If the Trust ceases to fall under the specified trust issuing certificate of beneficiary interest provided in Item 29 (c) of Article 2 of Corporation Tax Law;

(12)	If the Beneficial Interest ceases to fall under the Securities Trust Beneficiary Certificate; or

(13)	If the Subscription Agreement or share borrowing agreement which is going to be entered into between specific shareholders of the Issuer and the initial Settlor dated on or about 19 September, 2017 entered into in connection with the offering of the Certificate of Beneficiary Interests is not effective as of the settlement date of such offering.

Article 67.    (Notice of Events of Termination)

1.	If the Issuer judges that any event set forth in Article 163, Items 1 to 8 of the Trust Act or each Item (excluding Items 3, 9 and 10) of the preceding Article occurs (or threatens to occur) in its reasonable discretion, the Issuer shall immediately notify in writing to that effect to the Trustees.

2.	If the Trustees come to know that any event set forth in Article 66 occurs, the Trustees shall immediately notify in writing to that effect to the Issuer, except the event which the Issuer notifies to the Trustees pursuant to the preceding Paragraph.

English Translation/For Reference Purpose Only

Article 68.    (Liquidation of Trust)

If the Trust terminates pursuant to Article 66, the Trustees shall perform obligations set forth in Article 177 of the Trust Act.

Article 69.    (Distribution of Residual Assets)

1.	The residual assets shall be distributed to the Beneficiaries. Only the Beneficiaries as of Trust Termination Date which is determined to be the Record Date for Determination of Rights shall be entitled to claim for distribution of the residual assets. The Beneficiaries may not transfer any Beneficial Interests after the Trust Termination Date.

2.	If the Trust is terminated, the Trustees shall immediately commence the liquidation proceeding of the Trust on the date on which the Beneficial Interests are delisted from all the relevant Financial Instruments Exchanges.

3.	In such liquidation proceeding of the Trust, the Trustees shall deliver to the Beneficiaries the amount of proceeds from redemptions Etc. of the Entrusted Shares or the amount of proceeds from the disposal, conducted in its discretion, of the Entrusted Shares (or the residual assets thereof) in an appropriate manner, less the fee amount specified in Exhibit 2 (hereinafter “Residual Assets Delivery Fee”) and an amount equivalent to withholding taxes and Consumption Taxes imposed thereon and the Trust Expenses (if any), together with any other monies (if any). Notwithstanding the foregoing, if it is reasonably deemed that such disposal should be difficult, the Trustees may deliver the units of the Entrusted Shares of which the number is determined by the number of units of Beneficial Interests owned by the Beneficiary divided by the Beneficiary Interest Vesting Rate, without such disposal. The Trustee shall complete the conversion or delivery within a reasonable period.

4.	If the Trustees receive any foreign currency-denominated amount in the course of the liquidation proceeding referred to in the preceding Paragraph, such amount shall be converted to Yen amount by applying, with necessary modification, the provisions of Article 18.

5.	The Trustees shall not be obliged to, and shall not, deliver any interests accrued on the monies received in the course of the liquidation proceeding. In addition, the Trustees shall not pay any interests, etc. accrued at any other financial institutions during the course of the liquidation proceeding and may receive the same as fees referred to in Paragraph 3.

6.	The Trustees shall carry out the delivery of the monies referred to in Paragraph 3 by way of a bank transfer, a transfer to a securities account or by using the Certificate of Payment or otherwise specified by the Trustees (by only the then practicable method).

7.	If the Trustees carry out the delivery by way of a bank transfer or a transfer to a securities account, such delivery obligation of the Trustees set forth in this Article shall be deemed to have been discharged when the transfer to the bank account or securities account designated by the Beneficiaries is completed.

8.	If the Trustees carry out the delivery by using the Certificate of Payment, the Beneficiaries shall receive monies by presenting such certificate to a person to be separately specified by the Trustees (including, but not limited to, the Trustees and any other financial institutions and postal offices (bank agencies)). In such case, the delivery obligation of the Trustees set forth in this Article shall be deemed to have been discharged when the Beneficiaries receive the said monies.

9.	In the case of using the Certificate of Payment to receive monies, the Beneficiaries shall receive the payment relating to the delivery by no later than the delivery receipt expiration date relating to such delivery.

10.	The Trustees shall carry out the delivery by crediting the unpaid amount of monies relating to the delivery to the bank account constituting the Trustees’ Own Assets on the Dividend Transfer Date. On and after the Dividend Transfer Date, the Beneficiaries shall acquire the right for substitution payment relevant to the delivery for the Trustees’ proprietary account. In such case, the delivery obligation of the Trustees set forth in this Article shall be deemed to have been discharged when the Beneficiaries acquire the right for substitution payment.

11.	If the Beneficiaries have not exercised the right for substitution payment for ten (10) years from the Dividend Transfer Date, such right for substitution payment shall be extinguished by prescription.

12.	The Trustees shall, so long as it is not in breach of the duty of care as a good manager, not be held liable for any Damages incurred by the Beneficiaries due to the arrangement provided in this Article.

English Translation/For Reference Purpose Only

13.	Any delivery or disposal of Trust Assets in accordance with Article 68 or this Article shall be subject to such transfer restrictions or other similar restrictions, if any, under the Laws (including the U.S. Laws) as are applicable to the Issuer or the Trustees.

Article 70.    (Final Calculation)

1.	The Trustees shall make final calculations concerning the Trust when they have completed the trust administrations set forth in Article 69 and prepare reports on the Entrusted Assets for the final calculation period and obtain approval of calculation by notifying in writing to all Beneficiaries as of termination of the Trust.

2.	Unless the Beneficiaries, etc. have expressed any objection within one (1) month from the time when they received a notice mentioned in the preceding Paragraph of this Article from the Trustees, the relevant Beneficiaries, Etc. shall be deemed to have provided approval of calculations mentioned in the said Paragraph.

Chapter 13            Resignation and Dismissal of Trustees

Article 71.    (Resignation of Trustee)

1.	A Trustee may resign by giving three (3) month prior notice to the Beneficiaries, the Tokyo Stock Exchange, JASDEC and the Issuer if such Trustee reasonably judges there is a reasonable reason.

2	If a Trustee resigns pursuant to the preceding Paragraph, the Issuer or the Beneficiaries shall appoint a new trustee. Provided, however, that unless the Issuer or the Beneficiaries appoint any new trustee, the resigning Trustee shall request the Court to appoint a new trustee.

3	If a Trustee resigns pursuant to Paragraph 1 of this Article, the relevant Trustee shall perform calculation of the trust administrations, deliver the Entrusted Assets to a new trustee and handover the trust administrations.

4.	If one of the Trustees resigns or is dismissed in accordance with the terms of this Agreement, then the other Trustee shall be deemed to resign simultaneously.

Article 72.    (Dismissal of Trustee)

1.	A Trustee shall be dismissed only when it is provided in Article 58, Paragraph 1 or 4 of the Trust Law.

2.	In the event of dismissal of a Trustee, the Issuer or the Beneficiaries shall appoint a new trustee. Provided, however, that if the Issuer or the Beneficiaries does appoint a new trustee, the trust shall be terminated pursuant to Article 66.

3.	In the event of dismissal of a Trustee (except the proviso in the preceding Paragraph), the dismissed Trustee shall perform calculation of the trust administrations, deliver the Entrusted Assets to a new trustee and handover the trust administrations.

4.	If a Trustee’s service is terminated pursuant to Paragraph 1, the former Trustee shall not give notification provided in Article 59, Paragraph 1 of the Trust Law to the Beneficiaries.

Chapter 14            Loss of Status of Settlor

Article 73.    (Loss of Status of Settlor)

If the Settlor commits a material breach of its obligations under this Agreement or a petition for commencement of the Bankruptcy Proceedings is filed against the Settlor and the petition is not rejected or withdrawn within a reasonable period, the Trustees may, upon consultation with the Issuer, cause such Settlor to lose its status as a settlor hereunder or thereunder, by providing a notice to such Settlor. In such event, such Settlor shall remain liable for its obligations under this Agreement arising up to the time of loss of its status as a settlor.

English Translation/For Reference Purpose Only

Chapter 15            Miscellaneous

Article 74.    (Inspection, Etc. of Books by Interested Parties set forth in the Trust Law)

The interested parties set forth in Article 38, Paragraph 6 of the Trust Law may inspect or duplicate the documents such as books in connection with the Trust in accordance with the Paragraph to the extent necessary for them to preserve or exercise their own right.

Article 75.    (Tax Procedures)

The Beneficiary shall undertake tax procedures at its own expense and responsibility if it is necessary for the Trust. In addition, the Trustees shall not be obliged to undertake any tax procedures in connection with the Trust other than those specified to be performed by the Trustees or deemed to be performed by the Trustees under the Laws.

Article 76.    (Notification of Seal)

1.	The Settlors and the Issuer shall notify in writing each seal or signature to the Trustees in advance.

2.	If the Settlors and the Issuer appoint an agent, the Settlors and the Issuer shall notify in writing the seal or signature of the relevant agent to the Trustees in advance.

3.	If the Trustees verified the seal impression or signature on documents relating to this Agreement with the notified seal or signature and exercised due care in confirming that such seal impression or signature is the notified seal or signature of the Settlors and the Issuer and distribute the Entrusted Assets or performs any other procedures, the Trustees shall not be held liable for any Damages to the Entrusted Assets or incurred by the Settlors, the Issuer or agents thereof arising from forgery of the seal or signature, theft of the seal or other circumstances involving the seal or signature.

Article 77.    (Information concerning Taxation)

The Trustees (including their agents or the Custodian) may submit the required information concerning the tax practice of the Settlor or the Beneficiaries to the relevant authorities (including foreign authorities).

Article 78.    (Matters to be Notified)

1.	In any of the following events, the Settlors or the Issuer shall immediately undertake the prescribed measures by notification to MUTB. In such case, MUTB shall notify MTBJ of the above.

(1)	If the Settlors or the Issuer loses the seal for the agreement or the notified seal.

(2)	If any change occurs to the name, address, seal, signature, organization or representative or any other similar matters of the relevant Settlors or the Issuer.

2.	The Trustees shall not be liable for any Damages arising from the delay in measures set forth in the preceding Paragraph.

Article 79.    (Public Notice)

If the Trustees make a public notice in connection with this Agreement, the Trustees shall comply with the means of a public notice considered to be appropriate by the Trustees (including, but not limited to, the period of public notice) except as otherwise specified in Laws.

Article 80.    (Cooperation Regulations of Issuer)

The Issuer shall give such cooperation as required for the continuation of the Trust.

Article 81.    (Exoneration of the Trustees)

1.	If the Trustees perform such business as is to be performed by the Trustees under this Agreement pursuant to Article 4, Paragraph 3, the Trustees shall not be liable for Damages incurred by the Settlors, the Beneficiaries or the Issuer.

2	If a Settlor or the Issuer fails or delays in the performance of its obligations set forth in this Agreement and the Beneficiaries incur any Damages attributable to such failure or delay, the Trustees shall not be liable for such Damages.

English Translation/For Reference Purpose Only

3	If the Certificates of Beneficiary Interest of the Trust are not allowed to be listed to or are delisted from the Tokyo Stock Exchange due to the actions of the Settlors or the Issuer, the Trustees shall not be liable for Damages arising from such disallowance or delisting incurred by the Beneficiaries, the Settlors or the Issuer and shall not be obliged to pay cost and expenses relating thereto.

4	The Trustees shall not be obliged to confirm whether the instructions concerning the trust administrations are true or appropriate and shall not be liable as long as the Trustees administer trust administrations in accordance with such instructions.

5	The Trustees shall not be liable for the following to the Beneficiaries. Provided, however, that this shall not apply unless the Trustees administer the trust administrations in accordance with Article 4, Paragraph 3:

(1)	the consequences of any action which this Agreement sets forth that the Trustees may perform at its discretion after determining such action may be lawful or theoretically practicable

(2)	the content of any information submitted by the Issuer in connection with distribution to the Beneficiaries and for any inaccuracy of any translation thereof

(3)	the validity or worth of the Entrusted Shares and Other Securities

(4)	any tax consequences that may result from the ownership of Certificates of Beneficiary Interest by the Beneficiaries

(5)	timeliness of any notice from the Issuer to the Beneficiaries through the Trustees

(6)	any investment risk taken by the Beneficiaries which is associated with acquiring any Beneficiary Interest (including changes in the prices of the Entrusted Shares and the Beneficiary Interest).

Article 82.    (Exoneration of Trustees, Issuer and Settlors)

1.	The Trustees, the Issuer and the Settlors shall not be liable in any of the following cases.

(1)	If any of the Trustees, the Issuer or the Settlors is prevented or forbidden from, or delayed in, performing any obligation under this Agreement due to the following reasons:

(i) enactment, abolishment or amendment of future Laws of Japan, the U.S. or any other country, or of any other governmental authority or regulatory authority or financial instruments exchange

(ii) the articles of incorporation and other bylaws (including those will come into force hereafter)

(iii) any act of extraordinary natural phenomena, war, other circumstances beyond its control (including but not limited to nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, acts of terrorism, use of chemical, biological and electromagnetic weapons, revolutions, rebellions, breakdown of system for electricity, communication or clearing system, system-down)

(2)	for the inability by the Beneficiaries to benefit from any distribution, etc. or benefit intended by this Agreement which is made available to holders of the Entrusted Shares and Other Securities when the Trustees, Issuer of the Settlors perform the obligations hereunder in accordance with this Agreement

(3)	for any consequential Damages for any breach of the provisions of this Agreement by the Trustees, the Issuer or the Settlors

2.	The Trustees, the Custodian or their agents shall not be liable to the Beneficiaries unless they breach their obligations to conduct duties with the care of good manager.

3.	The Issuer assumes no obligations (fiduciary or otherwise), and shall not be subject to any liability under this Agreement or any Certificate of Beneficiary Interest, to the Trustees, the Settlors or any Beneficiaries, except for the Issuer’s obligations specifically set forth in this Agreement and the liability arising out of any breach of such obligations with negligence or bad faith.

Article 83.    (No Further Liability of Settlors)

1.

No Settlor shall have any obligations or liabilities under this Agreement other than the making of the initial or additional entrustments, as the case may be, under Article 6 or Article 7 of this Agreement. The Issuer, the Trustees and the Beneficiaries hereby waive, to the fullest extent

English Translation/For Reference Purpose Only

permitted by the Laws, any and all rights or claims against the Settlors arising from or in connection with this Agreement and the transactions contemplated hereby. For the avoidance of doubt, this paragraph shall not apply to the extent of the rights and claims the Issuer may acquire against the Initial Settlor pursuant to the Subscription Agreement.

2.	Notwithstanding the preceding Paragraph, the Trustees may make monetary claims on behalf of itself or the Beneficiaries against any Settlor for the Damages only in respect of a breach of a representation or warranty given by such Settlor in Article 3 of this Agreement.

Article 84.    (Indemnification to Settlors)

1.	The Issuer agrees to indemnify and hold harmless each Settlor and their affiliates, and each of their respective directors, officers, employees agents and representatives, with respect to the Damages, resulting from, connected with, or arising out of, under, or pursuant to such Settlor’s being a party to or acting as a Settlor under this Agreement or otherwise in respect of its role as Settlor hereunder; provided, however, that no indemnification shall be available to any Settlor if such Damages are due to (i) any breach of this Agreement by such Settlor or (ii) the negligence or bad faith of such Settlor.

2.	The obligations set forth in this Article shall survive the termination of this Agreement and the succession or substitution of any party hereto.

Article 85.    (Indemnification of Trustees and Issuer)

1.	The Trustees agree to indemnify the Issuer or the Settlors, and each of their directors, officers, employees, agents and affiliates against the Damages which may arise out of acts performed or omitted by the Trustees or its agents (including the Custodian). The Damage etc. which is covered by this Paragraph does not include the damage of anticipated benefits and opportunity losses. In addition, the Trustees are not liable for the Damages caused by special circumstances and the Damages caused indirectly through the direct damage of a victim unless the Trustees foresee or could foresee such circumstances or the Trustees foresee or could foresee that such Damages could be incurred by directors, officers, agents or related companies of the Issuer or the Settlor respectively.

2.	The Issuer agrees to indemnify the Trustees, the Custodian or the Settlors, and any of their respective directors, officers, employees, agents and affiliates against, and hold each of them harmless from, Damages that may arise (a) out of or in connection with any offer, issuance, sale, resale, transfer, entrustment or withdrawal of the Beneficiary Interest, the Entrusted Shares, or the Entrusted Shares and Other Securities, as the case may be, (b) out of or as a result of any offering documents in respect thereof or (c) out of acts performed or omitted, including, but not limited to, any delivery by the Trustees on behalf of the Issuer of information regarding the Issuer in connection with this Agreement, which information is provided in writing by the Issuer to the Trustees, the Beneficiary Interest, the Entrusted Shares, and Other Securities, in any such case (i) by the Trustees, the Custodian or any of their respective directors, officers, employees, agents and affiliates, except to the extent such Damages are due to the negligence or bad faith of any of them, or (ii) by the Issuer or any of its directors, officers, employees and affiliates.

3.	The obligations set forth in this Article shall survive the termination of this Agreement and the succession or substitution of any party hereto.

4.	Any person seeking indemnification hereunder (an “indemnified person” in this Paragraph) shall notify in writing the person from whom it is seeking indemnification (the “indemnifying person” in this Paragraph) of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person’s rights to seek indemnification except to the extent the indemnifying person is materially prejudiced by such failure) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim that may give rise to an indemnity hereunder, which defense shall be reasonable in the circumstances. No indemnified person shall compromise or settle any action or claim that may give rise to an indemnity hereunder without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

English Translation/For Reference Purpose Only

Article 86.    (Notification between the Parties)

Any and all notices to be given to the Trustees, the Settlors or the Issuer shall be delivered by hand or sent by mail or other method of delivery, facsimile transmission or communication through the internet and so on (provided, however, that each such means shall be able to be confirmed of receipt), addressed to the respective address separately submitted between the parties.

Article 87.    (Relationship with the Laws)

1.	Any matters not stipulated in this Agreement but stipulated in the applicable Laws shall be subject to the provisions of such Laws.

2.	If any Laws related to this Agreement are changed, the provisions of this Agreement shall be read in accordance with such change.

Article 88.    (Severability)

In case any of the provisions contained in this Agreement should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall in no way be affected.

Article 89.    (Governing Law; Jurisdiction)

1.	This Agreement and the Beneficiary Interest shall be governed by the laws of Japan, and the Japanese Standard Time shall be used for dates hereunder.

2.	Notwithstanding the preceding Paragraph, the right of holders of the Shares in the Issuer (including securities delivered associated with them) and responsibility and obligations of the Issuer against the holders of the Shares in the Issuer shall be governed by the laws of the U.S.

3.	In the event of any dispute arising in connection with this Agreement and the Beneficiary Interest, the Tokyo District Court shall be the exclusive court of first instance.

Article 90.    (Original)

The Japanese language version of this Agreement shall be original.

Article 91.    (Standing Proxy)

1.	According to the provisions of the Listing Regulations, Etc., the Issuer shall appoint a standing proxy to cause it to perform the acts related to this Agreement in Japan.

2.	The Issuer shall notify the Trustees of the standing proxy as of the Date of this Agreement in writing.

3.	Any change of the standing proxy in the preceding Paragraph shall be notified by the Issuer to the Trustees in advance through the former and new standing proxies.

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English Translation/For Reference Purpose Only

IN WITNESS WHEREOF, this Agreement has been executed in four (4) by the Initial Settlor and each of the Trustees and the Issuer, retaining one (1) each.

31 August, 2017

Issuer	2550 N. First Street, #550, San Jose, CA 95131 USA Techpoint, Inc.

Settlor	5-1, Otemachi 1-Chome, Chiyoda-ku, Tokyo Mizuho Securities Co., Ltd.

Trustee	4-5, Marunouchi 1-Chome, Chiyoda-ku, Tokyo Mitsubishi UFJ Trust and Banking Corporation

Trustee	11-3, Hamamatsucho 2-Chome, Minato-ku, Tokyo The Master Trust Bank of Japan, Ltd.

End

English Translation/For Reference Purpose Only

(Exhibit 1)

Exhibit 1     Shares in the Issuer

The Shares in the Issuer which Article 2, Item 83 of this Agreement intends to provide for in this Exhibit 1shall be set out as follows:

Shares in the Issuer	Techpoint Common Stock

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(Exhibit 2)

Exhibit 2     Trust Fees and Commission Charges

Matters which this Agreement intends to provide for in this Exhibit 2 shall be set out as follows:

Relevant Article in the Agreement	Matter intended to be provided for in this Exhibit 2	Provision in this Exhibit 2
Article 20, Paragraph 3	Maximum amount of the fee relating to the payment of distributions	The amount obtained by multiplying the fractional amount less than 1 yen out of the balance to be obtained by dividing the total amount converted into yen the total number of units of the Beneficiary Interest. (including the Consumption Taxes)

Article 63, Paragraph 5	Beneficiaries’ Exchange Fee	5,000 yen per one time, per Beneficiary (excluding the Consumption Taxes)

Article 69, Paragraph 3	Residual Assets Delivery Fee	A maximum of 1 yen plus any fractions less than 1 yen arising in the calculation process, per unit of the Relevant Beneficiary Interests (including the Consumption Taxes)

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(Exhibit 3)

Exhibit 3     Beneficiary Interest Vesting Rate

The Beneficiary Interest Vesting Rate which Article 2, Item 36 of this Agreement intends to provide for in this Exhibit 3 shall be set out as follows:

Beneficiary Interest Vesting Rate	100%

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(Exhibit 4)

Exhibit 4     Memorandum on Addition of Settlor (Form)

[            ] (hereinafter “Participant”), Mitsubishi UFJ Trust and Banking Corporation (hereinafter “MUTB”) and The Master Trust Bank of Japan, Ltd. (hereinafter “MTBJ,” and together with MUTB, hereinafter, collectively, “Trustees”) hereby enter into this Memorandum on Addition of Settlor as of 31 August, 2017 (hereinafter this “Memorandum”) subject to the provisions set forth below, pursuant to the Article 31, Paragraph 3 of the Techpoint, Inc Listed Foreign Stock Trust Beneficiary Certificates Beneficiary Interest Issuance Trust Agreement and Agreement regarding Issuer dated [MM] [DD], [YYYY], by and among Mizuho Securities Co., Ltd., the Trustees and Techpoint, Inc (hereinafter “The Agreement”). Unless otherwise provided, the terms used in this Memorandum shall have the meanings assigned thereto in the Agreement.

Article 1    (Participation to the Agreement)

1.	The Participant and the Trustees agree that the Participants shall be added to the parties of the Agreement as the Settlor.

2.	The Participant shall have its status, rights and obligations as the Settlor under the Agreement starting at the time of the additional entrustment pursuant to Article 7, Paragraph 1.

Article 2    (Matters to be Discussed)

Matters not stipulated in or any doubt or question concerning the construction or application of provisions of the Agreement shall be solved by agreement based on discussions among the Participant and the Trustees.

Article 3    (Governing Law/Jurisdiction)

1.	This Memorandum shall be governed by the laws of Japan.

2.	In the event of any disputes arising in connection with this Memorandum, The Tokyo District Court shall be the exclusive court of the first instance.

Article 4    (Language)

The Japanese version of this Memorandum shall be deemed as the original. If this Memorandum is translated into other languages and any inconsistency between the Japanese version and such translation occurs, the Japanese version shall prevail.

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English Translation/For Reference Purpose Only

IN WITNESS WHEREOF, the Participant and the respective Trustees have caused this Memorandum to be executed in triplicate, each retaining one (1) original.

[YY/MM/DD]

Participant:

Trustee
Mitsubishi UFJ Trust and Banking Corporation

Trustee
The Master Trust Bank of Japan, Ltd.

English Translation/For Reference Purpose Only

(Exhibit 5)

Exhibit 5     Exception Days for Requests

Article 57, Paragraph 1

Exception Days for Requests

(i)	A day other than a Bank Business Day;

(ii)	A day other than a day when commercial banks and foreign exchange markets are clearing payments and carrying out their ordinary business operations (including foreign exchange and foreign currency deposit transactions) in New York; and

(iii)	If the Shares in the Issuer are listed, a day other than a trading day of the Stock Exchanges on which Shares in the Issuer is listed.

-End-